[EXECUTION COPY]



                           SECURED TERM LOAN AGREEMENT


                                     between


                            CARSON PRODUCTS COMPANY,



                                  CARSON, INC.,



                            the LENDERS party hereto,



                              QUANTUM PARTNERS LDC,
                             as Administrative Agent


                                       and



                          NORWEST BANK MINNESOTA, N.A.,
                               as Collateral Agent



                            ------------------------
                          Dated as of December 8, 1998


                            ------------------------


                                   $75,000,000

                                TABLE OF CONTENTS



                                                                            Page


SECTION 1.        Amount and Terms of Credit...................................1
         1.01.    Term Loan....................................................1
         1.02.    Notes........................................................2
         1.03.    Interest.....................................................2

SECTION 2.        Payments.....................................................4
         2.01.    Repayment of  Term Loans.....................................4
         2.02.    Voluntary Prepayments........................................4
         2.03.    Mandatory Prepayments........................................4
         2.04.    Method and Place of Payment..................................5
         2.05.    No Net Payments..............................................6
         2.06.    Forwarding of Payments by Administrative Agent...............6
         2.07.    Prepayment Premiums;  Allocation of Payments.................6

SECTION 3.        Conditions Precedent.........................................7
         3.01.    Conditions Precedent to the Term Loans.......................7

SECTION 4.        Representations, Warranties and Agreements..................13
         4.01.    Corporate Status............................................14
         4.02.    Corporate Power and Authority; Business.....................14
         4.03.    No Violation................................................14
         4.04.    Litigation..................................................15
         4.05.    Use of Proceeds.............................................15
         4.06.    Governmental Approvals, Etc.................................15
         4.07.    Investment Company Act......................................16
         4.08.    Public Utility Holding Company Act..........................16
         4.09.    True and Complete Disclosure................................16
         4.10.    Financial  Condition; Financial  Statements; Material  Adverse
                  Change......................................................16
         4.11.    Security Interests..........................................18
         4.12.    Tax Returns and Payments....................................18
         4.13.    ERISA.......................................................19
         4.14.    Subsidiaries................................................20
         4.15.    Patents, Etc................................................20
         4.16.    Compliance with Laws, Etc...................................20
         4.17.    Properties..................................................21
         4.18.    Securities..................................................21
         4.19.    Collective Bargaining Agreements............................21
         4.20.    Indebtedness Outstanding; Subordination.....................22
         4.22.    Environmental Investigations................................23
         4.23     Insurance...................................................23
         4.24.    Fine Products Company.......................................24
         4.25.    Sale of Certain Assets......................................24
         4.26.    Morningside Management Fee..................................24
         4.28     AM Cosmetics................................................24
         4.27.    No Defaults.................................................24

SECTION 5.        Affirmative Covenants.......................................25
         5.01.    Information Covenants.......................................25
         5.02.    Books, Records and Inspections..............................27
         5.03.    Maintenance of Property; Insurance..........................28
         5.04.    Payment of Taxes............................................28
         5.05.    Corporate Franchises........................................29
         5.06.    Compliance with Statutes, Etc...............................29
         5.07.    ERISA.......................................................29
         5.08.    Performance of Obligations..................................30
         5.09.    Use of Proceeds.............................................30
         5.10.    No Further Negative Pledges.................................30
         5.11.    Pledge of Additional Collateral.............................30
         5.12.    Security Interests..........................................31
         5.13.    Environmental Events........................................31
         5.14.    New Subsidiaries............................................32

SECTION 6.        Negative Covenants..........................................33
         6.01.    Changes in Business.........................................33
         6.02.    Amendments or Waivers of Certain Documents..................33
         6.03.    Liens.......................................................33
         6.04.    Indebtedness................................................35
         6.05.    Advances, Investments and Loans.............................36
         6.06.    Prepayments of Indebtedness; Amendment  of Certain  Agreements
                  ..........................................................  37
         6.07.    Dividends, etc..............................................38
         6.08.    Transactions with Affiliates................................39
         6.09.    Issuance of Subsidiary Stock................................40
         6.10.    Disposition of Assets.......................................40
         6.11.    Contingent Obligations......................................43
         6.12.    ERISA.......................................................43
         6.13.    Merger and Consolidations...................................44
         6.14.    Sale and Lease-Backs........................................44
         6.15.    Sale or Discount of Receivables.............................45
         6.16.    Fine Products Company.......................................45

SECTION 7.        Events of Default...........................................45
         7.01.    Payments....................................................45
         7.02.    Representations, Etc........................................45
         7.03.    Covenants...................................................45
         7.04.    Default Under Other Agreements..............................46
         7.05.    Bankruptcy, Etc.............................................46
         7.06.    ERISA.......................................................46
         7.07.    Security Documents..........................................47
         7.08.    Guarantees..................................................47
         7.09.    Judgments...................................................47
         7.10.    Ownership; Board Composition................................48
         7.11.    Certain Transactions Involving Carson Holdings Limited......49

SECTION 8.        The Administrative Agent....................................49
         8.01     Appointment of the Administrative Agent, Etc................49
         8.02     Enforcement by the Administrative Agent.....................53

SECTION 9.        Definitions.................................................55

SECTION 10.       Miscellaneous...............................................71
         10.01.   Payment of Expenses, Etc....................................71
         10.02.   Right of Setoff.............................................72
         10.03.   Notices.....................................................72
         10.04.   Benefit of Agreement........................................72
         10.05    Confidentiality.............................................73
         10.06    Assignments.................................................73
         10.07.   No Waiver; Remedies Cumulative..............................74
         10.08.   Calculations; Computations..................................74
         10.09.   Governing Law; Submission to Jurisdiction; Venue............74
         10.10.   Counterparts................................................75
         10.11.   Effectiveness...............................................75
         10.12.   Headings Descriptive........................................75
         10.13.   Amendment or Waiver.........................................75
         10.14.   Survival....................................................76
         10.15.   WAIVER OF JURY TRIAL........................................76
         10.16.   Independence of Covenants...................................76
         10.17.   Integration.................................................76

SCHEDULE 1          Lenders

ANNEX I             Schedule of Existing Debt
ANNEX II            Schedule of Subsidiaries
ANNEX III           Schedule of Collective Bargaining Agreements
ANNEX IV            Summary of Corporate Insurance Policies
ANNEX V             Schedule of Liens
ANNEX VI            List of Mortgaged Real Property
ANNEX VII           Schedule of Litigation
ANNEX VIII          Schedule of Consents
ANNEX IX            Schedule of Restrictions
ANNEX X             Environmental Matters
ANNEX XI            Taxes
ANNEX XII           Schedule of Intellectual Property
ANNEX XIII          Schedule of Existing Leases
ANNEX XIV           Compliance with Laws
ANNEX XV            Morningside Management Fee
ANNEX XVI           AM Cosmetics

Exhibit A      -    Form of Term Note
Exhibit B-1    -    Form of Georgia Mortgage
Exhibit B-2    -    Form of Illinois Mortgage
Exhibit C      -    Form of Borrower Securities Pledge Agreement
Exhibit D      -    Form of Borrower Intellectual Property Security Agreement
Exhibit E      -    Form of Borrower General Security Agreement
Exhibit F      -    Form of Johnson Products Intellectual Property Security
                    Agreement
Exhibit G      -    Form of Johnson Products General Security Agreement
Exhibit H      -    Form of Dermablend Intellectual Property Security Agreement
Exhibit I      -    Form of Holdings Guarantee
Exhibit J      -    Form of Holdings Securities Pledge Agreement
Exhibit K      -    Form of Subsidiary Guarantee
Exhibit L      -    Form of Assignment and Assumption Agreement

         SECURED TERM LOAN AGREEMENT, dated as of December 8, 1998 (this "Agreement"), between CARSON PRODUCTS COMPANY, a Delaware corporation (the "Borrower"), CARSON, INC., a Delaware corporation ("Holdings"), the lenders named on Schedule 1 hereto (the "Lenders"), QUANTUM PARTNERS LDC, as administrative agent (together with its successors and assigns, the "Administrative Agent") and NORWEST BANK MINNESOTA, N.A., as collateral agent (together with its successors and assigns, the "Collateral Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in
Section 9 are used herein as so defined.

                                               W I T N E S S E T H :

         WHEREAS, the Borrower desires to incur the Term Loans (as defined herein) from the Lenders, the proceeds of which will be used (i) to repay the Borrower's obligations under a credit agreement between the Borrower, Holdings and Ivax Corporation dated as of July 14, 1998, (the "IVAX Credit Agreement"),
(ii) to purchase certain of Holdings' outstanding Senior Subordinated Notes ((i) and (ii) together, the "Refinancing"), and (iii) for other corporate purposes;

         WHEREAS, Holdings will execute a Guarantee, secured by a pledge of the shares of capital stock of the Borrower, guaranteeing the Borrower's obligations hereunder, and Johnson Products will execute a Guarantee, secured by a pledge of its assets, guaranteeing the Borrower's obligations hereunder; and

         WHEREAS, the Lenders are willing to make available the Term Loans provided for herein.

         NOW, THEREFORE, IT IS AGREED:

SECTION 1.        Amount and Terms of Credit.

         1.01.    Term Loan.

         (a) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make term loans to the Borrower on the Closing Date in an amount for each Lender up to but not exceeding the amount of the Commitment of such Lender and in an aggregate principal amount not to exceed $75,000,000 (together, the "Term Loans", and each a "Term Loan"), which shall bear interest and shall be repaid in accordance with the terms hereof. Once repaid, the Term Loans incurred hereunder may not be reborrowed.

         (b) The Borrower shall give the Administrative Agent written notice of the borrowing hereunder at least one Business Day prior to the Closing Date; provided that such notice shall be deemed to have been given on a certain day only if given before 12:00 P.M. (New York City time) on such day. Not later than 1:00 P.M. (New York City time) on the Closing Date, each Lender shall make available the amount of the Term Loan to be made by it on such date to the Administrative Agent as specified by the Administrative Agent, in immediately available funds, for the account of the Borrower. The aggregate amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower designated by the Borrower to the Administrative Agent in the notice of borrowing.

         (c) The failure of any Lender to make any Term Loan to be made by it on the Closing Date shall not relieve any other Lender of its obligation to make its Term Loan on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Term Loan to be made by such other Lender, and no other Lender shall have any obligation to the Administrative Agent or any other Lender or the Borrower for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by the Borrower at any time hereunder and under the Term Notes to each Lender shall be a separate and independent debt of the Borrower and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Term Notes, and it shall not be necessary for any other Lender or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

         1.02.    Notes.

         (a) The Borrower's obligation to pay the principal of and interest on the Term Loans made to it by the Lenders shall be evidenced by promissory notes (each, a "Term Note" and, together, the "Term Notes"), substantially in the form of Exhibit A hereto.

         (b) The Term Note of the Borrower issued to each Lender shall (i) be duly executed and delivered by the Borrower, (ii) be payable to the order of such Lender or its registered assigns and be dated the Closing Date, (iii) be in a stated principal amount equal to the aggregate principal amount of the Term Loan made by such Lender on the Closing Date and be payable in the principal amount of the outstanding Term Loans evidenced thereby from time to time, (iv) mature on the Maturity Date, (v) be subject to mandatory prepayment as provided in Section 2.03, (vi) bear interest as provided in Section 1.03 and (vii) be entitled to the benefits of this Agreement and the other applicable Credit Documents.

         1.03.    Interest.

         (a) The unpaid principal amount of the Term Loans shall bear interest from the Closing Date until maturity thereof (whether by acceleration or otherwise) at a rate per annum equal to 13.0%.

         (b) During the period from the Closing Date ending on the second anniversary of the Closing Date (the "Interest Deferral Period"), the Borrower may, at its option and in lieu of making a cash payment, defer the payment of any interest payment to be made hereunder at the end of any calendar month;
provided that (i) the Borrower may defer interest payments on no more than twelve occasions (which need not be consecutive) during the Interest Deferral Period; (ii) the Borrower shall give the Administrative Agent irrevocable written notice of its intent to defer an interest payment no later than five Business Days prior to the first Business Day of any applicable month. On the last Business Day of the month for which the relevant interest payment is being deferred, an interest amount (the "Capitalized Interest Amount") calculated at a rate per annum equal to 16.0% (computed in accordance with Section 10.08(b) for such monthly period) in respect of the then aggregate outstanding principal amount of the Term Loans shall be added to, and shall be deemed to be a part of for all purposes of the Credit Documents, the unpaid and outstanding principal amount of the Term Loans. Each Capitalized Interest Amount so added to the Term Loans shall be allocated to the principal of the Term Loan made by each Lender hereunder on a pro rata basis. The deferral of any interest payment pursuant to this Section 1.03(b) and the accretion of a Capitalized Interest Amount in lieu of a cash payment shall not constitute an Event of Default hereunder.

         (c) If all amounts owing under the Unsecured Term Loan Agreement have not been paid in full on or prior to September 30, 1999, the interest rates referred to in Sections 1.03(a), (b) and (d) shall increase by 2.0% per annum from October 1, 1999 until such date as all such amounts owing under the Unsecured Term Loan Agreement shall have been paid in full. After and excluding the date on which all amounts under the Unsecured Term Loan Agreement have been paid in full, the interest referred to in Sections 1.03(a), (b) and (d) shall be calculated at the rates per annum originally set forth in such Sections.

         (d) Overdue principal and, to the extent permitted by law, overdue interest in respect of the Term Loans and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to 16.0%, such amount payable upon demand upon the occurrence, and during the continuation, of any payment default (after the lapse of any applicable grace periods).

         (e)      Interest shall accrue:

                  (i) on any principal amount, from and including the first date such amount was owed as principal (being the Closing Date for the initial principal amount of each Term Loan and the date of accretion for a Capitalized Interest Amount added to principal), to and excluding the date of payment of such amount; and

                  (ii) on any other amount, from and including the first date such amount was owed, to and excluding the date of payment of such amount;

and shall be payable (A) with respect to principal or other amounts outstanding, monthly in arrears on the last Business Day of each calendar month beginning December 1998, (B) with respect to principal or other amounts paid or prepaid, on the date of payment or prepayment, and otherwise (C) at maturity (whether by acceleration or otherwise); provided that all interest accruing after maturity shall be payable on demand.

         (f) All computations of interest hereunder shall be made in accordance with Section 10.08(b).

SECTION 2.        Payments.

         2.01.    Repayment of  Term Loans.

         (a) Principal. The Borrower shall pay to the Administrative Agent for the account of each Lender the aggregate principal amount outstanding of all Term Loans made by such Lender, and all interest accrued thereon and all fees, costs, and other obligations due hereunder, and each Term Loan shall mature, on the Maturity Date without demand, notice or other act whatsoever.

         (b) Interest. The Borrower shall pay to the Administrative Agent for the account of each Lender interest at the rate and at the times provided in
Section 1.03.

         2.02.    Voluntary Prepayments.

         After all obligations under the Unsecured Term Loan Agreement shall have been repaid in full, the Borrower shall have the right to prepay the Term Loans in whole or in part from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Term Loans and the amount of such prepayment, which notice shall be given prior to 12:00 P.M. (New York City time) at least one Business Day prior to the date of such prepayment; and (ii) each partial prepayment of the Term Loans shall be in an aggregate principal amount of at least $100,000 and integral multiples of $100,000 in excess of that amount.

         2.03.    Mandatory Prepayments.

         (A)      Requirements:

         (a) As promptly as practicable, but in any event within five Business Days of the date of receipt by Holdings, the Borrower and/or any of the Borrower's Subsidiaries, as the case may be, of Net Cash Proceeds or Net Financing Proceeds, an amount equal to the excess of (X) 100% of such Net Cash Proceeds or Net Financing Proceeds over (Y) the aggregate amount of all obligations outstanding on such date under the Unsecured Term Loan Agreement shall be applied as provided in Section 2.03(B); provided that with respect to any Net Cash Proceeds of the sale of equity securities of Holdings, the Borrower or any of its Subsidiaries, clause (b) of this Section 2.03(A) will govern and that with respect to any Net Cash Proceeds from any Destruction or Taking, clause (c) of this Section 2.03(A) will govern.

         (b) As promptly as practicable, but in any event within five Business Days of the date of the receipt thereof by Holdings, the Borrower and/or any of its Subsidiaries, an amount equal to the excess of (X) 100% of the proceeds received by the Borrower or Holdings (including capital contributions, other than those referred to in clauses (i) and (ii) of this paragraph (b), received by the Borrower or any of its Subsidiaries) or such Subsidiary (net of underwriting discounts and commissions and other costs and expenses directly associated therewith) of the sale after the Closing Date of equity securities (other than proceeds from the issuance of capital stock (i) of Holdings, the Borrower or any of its Subsidiaries pursuant to any pension, stock option, profit sharing or other employee benefit plan or agreement of Holdings, the Borrower or any of its Subsidiaries in the ordinary course of business or (ii) by a Subsidiary to another Subsidiary or to the Borrower) over (Y) the aggregate amount of all obligations outstanding on such date under the Unsecured Term Loan Agreement shall be applied as provided in Section 2.03(B); provided that the Borrower may sell, transfer or otherwise dispose of up to 2.7% of the outstanding capital stock of Carson Holdings Limited as permitted by Section 6.10(A)(viii) without obligation to apply the proceeds therefrom to any prepayment of the Term Loans under this Section 2.03.

         (c) At the Required Lenders' discretion, on the date of receipt thereof by Holdings, the Borrower and/or any of the Borrower's Subsidiaries, an amount equal to 100% of any proceeds received due to loss, damage, destruction or condemnation of or to Assets (collectively, "Loss Proceeds"), less any portion of such proceeds not in excess of $500,000, in the aggregate, to be used for rebuilding, repairing or replacing productive assets of a kind then used or usable in the business of the Borrower and its Subsidiaries (in each case to the extent permitted by the Mortgages and the Security Documents) within 180 days of receipt of such Loss Proceeds (or such longer periods as may be consented to by the Administrative Agent with the consent of the Required Lenders, which consent shall not be unreasonably withheld) shall be delivered by Holdings, the Borrower and/or the Borrower's Subsidiaries to the Administrative Agent to be held by the Administrative Agent in a cash collateral account bearing interest payable to the Borrower at a rate per annum (meaning 360 days) equal to the Federal Funds Rate. Upon the Borrower's request, the Administrative Agent shall release such proceeds to the Borrower for rebuilding, repair or replacement as described above subject to the terms of the Mortgages. To the extent the Borrower fails to use any or all of such released proceeds for such rebuilding, repair or replacement of assets within 180 days (or such longer periods as may be consented to by the Administrative Agent with the consent of the Required Lenders, which consent shall not be unreasonably withheld) of such release, the Borrower shall, at the Required Lenders' discretion, return the unused portion of such released funds to the Administrative Agent and authorize and direct the Administrative Agent to apply such proceeds as provided in Section 2.03(B).

         (B) Application:

         Prepayments to be applied pursuant to Sections 2.02 and 2.03 shall be applied to the prepayment of the Term Loans on a pro rata basis (based on the relative aggregate outstanding principal amount of Term Loans after giving effect to all prior repayments or prepayments thereof). With respect to each such prepayment required by Section 2.03(A), the Borrower shall give the Administrative Agent two Business Days' notice. All prepayments shall include payment of accrued interest on the principal amount so prepaid and shall be applied to the payment of interest before application to principal.

         2.04.    Method and Place of Payment.

         (a) Except as otherwise specifically provided herein, all payments under this Agreement or under any Term Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 1:00 P.M. (New York City time) on the date when due and shall be made in immediately available funds in lawful money of the United States of America to the account specified therefor by the Administrative Agent or if no account has been so specified at the Administrative Agent's Office.

         (b) Any payments under this Agreement which are made by the Borrower later than 1:00 P.M. (New York City time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Term Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

         2.05.    No Net Payments.

         All payments by the Borrower under this Agreement or under any Credit Document shall be made without set-off or counterclaim.

         2.06.    Forwarding of Payments by Administrative Agent.

         Each payment received by the Administrative Agent under this Agreement or any Term Note for the account of any Lender entitled thereto shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds.

         2.07.    Prepayment Premiums;  Allocation of Payments.

         (a) If on any date the Borrower shall make any prepayment of a principal amount under Section 2.02, 2.03(A)(a) or 2.03(A)(b), the Borrower shall, in addition to the principal and interest paid under such Sections, pay a prepayment premium equal to such principal amount multiplied by the percentage (stated in decimal terms) applicable to such date set forth below:

Dates from and including:           To and including:         Prepayment Premium
------------------------            ----------------          ------------------
Closing Date                        March 8, 1999                         0%
March 9, 1999                       December 8, 1999                      1%
December 9, 1999                    December 8, 2000                      3%
December 9, 2000                    December 8, 2001                      6%
December 9, 2001                    December 8, 2002                      3%
December 9, 2002                    Maturity Date                         0%

SECTION 3.        Conditions Precedent.

         3.01. Conditions Precedent to the Term Loans.

         The obligation of the Lenders to make the Term Loans to the Borrower hereunder is subject, at the time of the making of such Term Loans (except as otherwise hereinafter indicated), to the satisfaction of the following conditions:

         (A) Term Loan Agreement; Fees. The Borrower and Holdings shall have duly executed and delivered this Agreement as provided in Section 10.11. The Borrower and Holdings shall have paid all costs, fees and expenses (including without limitation reasonable legal fees and expenses) payable to the Administrative Agent and the Lenders to the extent then due.

         (B) Officer's Certificates. On the Closing Date, the Designated Lender shall have received a certificate dated such date signed by an appropriate officer of each Credit Party and the Borrower stating that (i) all of the applicable conditions set forth in Sections 3.01(D), (E), (H), (I), (J), (M),
(N) and (Q) (in each case disregarding any reference therein that such condition be deemed satisfactory by the Lenders or the Designated Lender) have been satisfied in all material respects (without giving effect to any materiality or similar exceptions contained therein) or waived as of such date, (ii) no Default or Event of Default has occurred and is continuing, or would result from any borrowing hereunder or the application of the proceeds thereof and (iii) the representations and warranties contained in this Agreement and in the other Credit Documents are and will be true and correct both before and after giving effect to the borrowing hereunder and to the application of the proceeds thereof, as though made on such date.

         (C) Opinions of Counsel. On the Closing Date (or on the date each applicable Mortgage is executed and delivered), the Designated Lender shall have received an opinion or opinions addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Closing Date, each in form and substance reasonably satisfactory to the Designated Lender and the Lenders, from (i) Milbank, Tweed, Hadley & McCloy, counsel to the Borrower and Holdings, (ii) Hunter, Maclean, Exley & Dunn, P.C., special Georgia counsel to the Borrower and Holdings, (iii) Katten, Muchin & Zavis, special Illinois counsel to Johnson Products and (iv) Edward, Nathan & Friedland Inc., special South African counsel to Carson Holdings Limited, which opinions shall cover the perfection of the security interests granted pursuant to the Security Documents and such other matters incident to the transactions contemplated herein as the Designated Lender may reasonably request.

         (D) Corporate Proceedings. All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by the Credit Documents shall be reasonably satisfactory in form and substance to the Lenders and the Designated Lender shall have received all information and copies of all certificates, documents and papers, including records of corporate proceedings and governmental approvals, if any, which the Lenders reasonably may have requested from Holdings, the Borrower and any Affiliate thereof in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities. Without limiting the foregoing, the Designated Lender shall have received (i) resolutions of the board of directors of each of Holdings, the Borrower and any Affiliate thereof approving and authorizing such documents and actions as are contemplated hereby in form and substance reasonably satisfactory to the Designated Lender, including, without limitation, the execution and delivery of all Credit Documents, certified by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment, and (ii) signature and incumbency certificates of officers of Holdings, the Borrower or any Affiliate thereof executing instruments, documents or agreements required to be executed in connection with the Refinancing and the Credit Documents.

         (E) Organizational Documentation, Etc. On or prior to the Closing Date, the Designated Lender shall have received copies of a true and complete certified copy of the following documents of each of Holdings and the Borrower and each other Credit Party:

         (1) Its respective Certificate of Incorporation, which shall be certified and be accompanied by a good standing certificate from the Secretary of State of the State of Delaware or its respective jurisdiction and good standing certificates from the jurisdictions in which it is qualified to do business as a foreign corporation, each to be dated a recent date prior to the Closing Date and bring-down telegrams in connection therewith;

         (2) Its respective By-laws, certified as of the Closing Date by its corporate secretary.

         (F) Note. There shall have been delivered to each of the Lenders the respective Term Notes executed by the Borrower in each case in the amount and maturity and as otherwise provided herein.

         (G) Conditions Relating to Mortgaged Real Property and Real Property. The Borrower shall have caused to be delivered to the Designated Lender the following documents and instruments:

         (i) a Mortgage encumbering each Mortgaged Real Property in favor of the Collateral Agent, duly executed and acknowledged by the Credit Party or another party that is the owner of or holder of an interest in such Mortgaged Real Property, and otherwise in form for recording in the recording office of each political subdivision where each such Mortgaged Real Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable law, and such UCC-1 financing statements and other similar statements and fixture filings as are contemplated by the counsel opinions described in Sections 3.01(C)(ii) and 3.01(C)(iii) in respect of such Mortgage, all of which shall be in form and substance reasonably satisfactory to the Designated Lender and which will be delivered to the Title Company on the Closing Date for filing within 8 days after the Closing Date, and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, which Mortgage and financing statements and other instruments shall be effective to create a valid and enforceable first priority Lien on such Mortgaged Real Property subject to no Liens other than Permitted Encumbrances;

         (ii) with respect to each Mortgaged Real Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary or required to consummate the transactions contemplated hereby or as shall reasonably be deemed necessary by the Designated Lender in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Real Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Real Property;

         (iii) with respect to each Mortgage, a policy (or commitment to issue a policy) of title insurance insuring (or committing to insure) the Lien of such Mortgage as a valid and enforceable first mortgage Lien on the real property described therein in an amount not less than 115% of the fair market value thereof as determined by appraisal reports, which policies (or commitment) shall
(a) be issued by the Title Company, (b) include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to the Designated Lender , (c) contain a "tie-in" or "cluster" endorsement (if applicable and if available under applicable law) (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount) and have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel reasonably acceptable to the Designated Lender to the extent that such opinions can be obtained at a cost which is reasonable with respect to the value of the Real Property subject to such Mortgage) as shall be reasonably requested by the Designated Lender (including, without limitation, endorsements on matters relating to usury, first loss, last dollar, contiguity (as applicable), doing business, zoning, variable rate and so-called comprehensive coverage over covenants and restrictions) and (d) contain only such exceptions to title as shall be agreed to by the Designated Lender on or prior to the Closing Date with respect to such Mortgaged Real Property;

         (iv)     with respect to each Mortgaged Real Property, a Survey;

         (v) with respect to each Mortgaged Real Property, policies or certificates of insurance as required by the Mortgage relating thereto, which policies or certificates shall comply with the insurance requirements contained in such Mortgage;

         (vi) with respect to each Mortgaged Real Property, UCC, judgment and tax lien searches confirming that the personal property comprising a part of such Mortgaged Real Property is subject to no Liens other than Permitted Encumbrances;

         (vii) with respect to each Mortgaged Real Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including, without limitation, a so-called "gap" indemnification) as shall be required to induce the Title Company to issue the policy or policies (or commitment) and endorsements contemplated in subparagraph
(iii) above;

         (viii) evidence reasonably acceptable to the Designated Lender of payment by the Borrower of all title insurance premiums, search and examination charges, survey costs and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the title insurance policies referred to in subparagraph (iii) above;

         (ix) with respect to each Real Property or Mortgaged Real Property, copies of all Leases in which a Credit Party holds the landlord's, tenant's or other interest and any other agreements relating to possessory interests in such Real Property or Mortgaged Real Property; and

         (x) with respect to each of the Mortgaged Real Properties located in Savannah, Georgia and in Chicago, Illinois, an Officers' Certificate or other evidence reasonably satisfactory to the Designated Lender that as of the date thereof, to the best of such officer's knowledge, there (a) have been issued and are in effect valid and proper certificates of occupancy or other local equivalents for the use then being made of such Mortgaged Real Property to the extent currently required by law in the jurisdiction in which such Mortgaged Real Property is located which certificates if not obtained or maintained would have a material adverse effect upon the value of the Mortgaged Real Property and that there is not outstanding any citation, violation or similar notice indicating that such Mortgaged Real Property contains conditions which are not in compliance in all material respects with local codes or ordinances relating to building or fire safety or structural soundness, (b) has not occurred any Taking or Destruction of any Mortgaged Real Property that has not been repaired or restored except as set forth therein and (c) is no litigation regarding boundary lines, encroachment or possession of any Mortgaged Real Property and no state of facts known to any Credit Party which could give rise to any such claim, except as set forth therein.

         (H) Indebtedness, Etc. On or prior to the Closing Date and except as set forth on Annex VIII, Holdings, the Borrower and its Subsidiaries shall have received all necessary consents or waivers or amended, supplemented or otherwise modified, repaid or defeased their outstanding Indebtedness in a manner and on terms reasonably satisfactory to the Lenders such that there exists no default or potential default with respect to such Indebtedness or under any note, evidence of indebtedness, mortgage, deed of trust, security document or other agreement relating to such Indebtedness and such indentures, notes, evidences of indebtedness, mortgages, deeds of trust or other agreements relating to such Indebtedness shall not, other than as set forth on Annex IX, contain any restriction on the ability of Holdings, the Borrower or any of its Subsidiaries to enter into this Agreement, the Mortgages, Pledge Agreements or the granting of any Lien in favor of the Collateral Agent in connection therewith, or contain any financial covenants, agreements or tests applicable to Holdings, the Borrower or any of its Subsidiaries. Annex V sets forth a true list of all Liens other than Permitted Encumbrances (except for clause (j) of Section 6.03) on the property of Holdings, the Borrower and its Subsidiaries as of the Closing Date.

         (I) Security Documents, Guarantees and Morningside Subordination Letter. The applicable Security Documents (other than the Mortgages), the Guarantees and the Morningside Subordination Letter shall have been duly executed and delivered by the respective parties thereto, and there shall have been delivered to the Designated Lender (i) certificates or other writings representing all Pledged Securities (including without limitation the investments referred to in clauses (i) and (ii) of the definition of "Existing Investments"), together with executed and undated stock powers and/or assignments in blank, (ii) evidence of the due execution of appropriate financing statements under the provisions of the UCC, applicable domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate to grant to the Collateral Agent a perfected first priority Lien in the Collateral superior to and prior to the rights of all third persons and subject to no other Liens other than Liens described in Section 6.03(j), (iii) certified copies of Requests for Information (Form UCC-11 or the equivalent), or equivalent reports or lien search reports listing all effective financing statements which name each Credit Party under such Security Documents as debtor and which are filed in those jurisdictions in which any of the Collateral is located and the jurisdictions in which each Credit Party's principal place of business is located, none of which, except as set forth in the applicable Security Documents, shall encumber the Collateral covered or intended or purported to be covered by the Security Documents, (iv) evidence that arrangements have been made for the prompt completion of all recordings and filings of each Security Document related to Mortgaged Real Property (to be filed upon execution and delivery of the relevant Mortgages) and delivery to the Designated Lender of such other security and other documents as may be necessary or, in the reasonable opinion of the Designated Lender, desirable to perfect the Liens created, or purported or intended to be created, by the Security Documents and (v) evidence that arrangements have been made for appropriate filings in all relevant trademark, patent and copyright registration offices with respect to recording the Administrative Agent's security interest in the patents, registration and applications, if any, contained on the schedules to the Intellectual Property Security Agreements.

         (J) Consents, Etc. All material governmental and third party approvals and consents (including, without limitation, all material approvals and consents required in connection with any environmental statutes, rules or regulations), if any, in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein to be completed on or before the Closing Date shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the reasonable judgment of the Designated Lender, materially adverse conditions upon the consummation of the Refinancing or the consummation of the transactions contemplated by this Agreement. There shall not exist any adverse judgment, order, injunction or other restraint issued or filed with respect to the making of the Term Loans hereunder or the consummation of the Refinancing and Holdings and the Borrower shall be in compliance with all material applicable federal, state, local and foreign laws and regulations, both before and after giving effect to the Refinancing and the transactions contemplated by the Credit Documents.

         (K) Litigation. Except as set forth in Annex VII hereto, there shall be no litigation by any Person pending, or to Holdings' or the Borrower's knowledge threatened, with respect to the transactions contemplated hereby or the execution, delivery or performance of the Credit Documents that, in the Designated Lender's good faith judgment, could reasonably be expected to have a Material Adverse Effect after giving effect to the Refinancing and the transactions contemplated by this Agreement.

         (L) Environmental Review. The Lenders shall be reasonably satisfied with their environmental risk assessment of the property of Holdings, the Borrower and their Subsidiaries (including any potential levels of environmental liability), such assessment to be based upon any information provided to the Lenders by or on behalf of Holdings, the Borrower or Johnson Products with respect to their respective properties. The Borrower need not update its environmental review dated as of May 1995.

         (M) No Material Adverse Change. From September 30, 1998 to and including the Closing Date, there shall have been no material adverse change in the business, assets, properties, condition (financial or otherwise) or prospects of Holdings and its consolidated Subsidiaries, taken as a whole, the Borrower or the Borrower and its consolidated Subsidiaries, taken as a whole, or in the industries in which they compete.

         (N) No Default; Representations and Warranties. At the time of the making of the Term Loans and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties made by Holdings or the Borrower contained herein or in the other Credit Documents in effect at such time shall be true and correct with the same effect as though such representations and warranties had been made on and as of the date of the making of such Term Loans, unless such representation and warranty expressly indicates that it is being made as of any other specific date in which case on and as of such other date.

         (O) Options and Warrants. There shall be no outstanding capital stock of the Borrower other than that owned by Holdings. There shall be no outstanding right, option, warrant or other arrangement to acquire such capital stock of the Borrower.

         (P) Margin Rules. On the Closing Date, neither the making of the Term Loans nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         (Q) Financial Statements. Holdings shall have delivered to the Lenders its consolidated financial statements and the notes thereto as of and for the year ended December 31, 1997 and as of and for the nine-month period ended September 30, 1998.

         (R) Material Contracts. On the Closing Date, there shall have been delivered to the Designated Lender true, correct and complete copies of the Senior Subordinated Notes Indenture, the Management Agreement, the Cutex Manufacturing Agreement and any documents relating to the Carson Holdings Limited Share Incentive Trust.

         (S) IVAX Credit Agreement. The Designated Lender shall have received evidence, in form, scope and substance satisfactory to it, that the Refinancing has been consummated and that all indebtedness under the IVAX Credit Agreement and certain of the Senior Subordinated Notes has been or will be, simultaneously with the transactions contemplated herein, prepaid, redeemed or defeased in full or otherwise satisfied and extinguished in accordance with their terms, together with all interest thereon and all other amounts owing pursuant thereto. In addition, the creditors under the IVAX Credit Agreement shall have terminated and released all pledges of and security interests in and Liens (if any) on the stock, assets and properties owned by each Credit Party and the Designated Lender shall have received such releases of security interests in and Liens on the stock, assets and properties owned by each Credit Party, which releases shall be in form, scope and substance satisfactory to the Designated Lender. Without limiting the foregoing, there shall have been delivered (A) proper termination statements (Form UCC-3 or the appropriate equivalent) or assignments of the existing UCC-1 financing statements for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to each Credit Party in connection with the security interests created with respect to such Indebtedness and the documentation related thereto, (B) terminations or assignments of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of each Credit Party on which filings have been made and (C) terminations of all mortgages, leasehold mortgages and deeds of trust created with respect to the property of each Credit Party, all of which shall be in form, scope and substance satisfactory to the Designated Lender.

         (T) Insurance. The Designated Lender shall have received evidence of insurance (including, without limitation, business interruption insurance) naming the Collateral Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks as are currently maintained by the Borrower and Johnson Products which insurance shall be reasonably satisfactory to the Designated Lender.

         (U) Other. The Designated Lender shall have received such other approvals, opinions, certificates or documents as it may reasonably request.

         The acceptance of the proceeds of the Term Loans shall constitute a representation and warranty by each Credit Party to the Lenders that all of the applicable conditions specified above (in each case disregarding any reference therein that such condition be deemed satisfactory by the Lenders or the Designated Lender) have been satisfied or waived as of that time.

         All of the certificates, legal opinions and other documents and papers referred to in this Section 3.01, unless otherwise specified, shall be delivered to the Lenders or the Designated Lender at the offices of Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, NY 10005 (or such other location as may be specified by the Designated Lender) and shall be reasonably satisfactory in form and substance to the Designated Lender. If the Closing Date shall not have occurred by December 31, 1998, the obligations of the Secured Parties hereunder shall terminate.

SECTION 4.        Representations, Warranties and Agreements.

         In order to induce the Lenders to enter into this Agreement and to make the Term Loans provided for herein, each of Holdings and the Borrower makes the following representations and warranties to, and agreements with, the Administrative Agent, the Collateral Agent and the Lenders, all of which shall survive the execution and delivery of this Agreement and the Term Notes and the making of the Term Loans (with the execution and delivery of this Agreement and the Term Notes and the making of the Term Loans being deemed to constitute a representation and warranty that the matters specified in this Section 4 are true and correct both before and after giving effect to the Refinancing unless such representation and warranty expressly indicates that it is being made as of any specific date:

         4.01.    Corporate Status.

         Each Credit Party (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization; (ii) has the corporate or other organizational power and authority and, other than as set forth on Annex VIII, has obtained all requisite governmental licenses, authorizations, consents and approvals to own and operate its property and assets and to transact the business in which it is engaged and presently proposes to engage including, without limitation, those in compliance with or required by the Environmental Laws except as described in Annex X hereto and except for those governmental licenses, authorizations, consents or approvals the failure of which to be so obtained would not have a Materially Adverse Effect and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Materially Adverse Effect.

         4.02.    Corporate Power and Authority; Business.

         (a) Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and except as such enforceability may be limited by the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (b) Holdings was incorporated on May 10, 1995 and consummated (i) an initial public offering of its common stock on October 18, 1996 and (ii) a private placement of its Senior Subordinated Notes on November 6, 1997. The Borrower was incorporated as Aminco, Inc. in Delaware on March 20, 1990. Prior to the Closing Date, Holdings will not have engaged in any business or incurred any liabilities except for activities, expenses and liabilities incident to its organization, its initial public offering, its Senior Subordinated Notes offering (and a related exchange offer of registered notes) and the carrying out of the transactions antecedent to or contemplated by the Credit Documents and the Refinancing.

         4.03.    No Violation.

         Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party or its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, material agreement or other material instrument to which any Credit Party or its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the charter or by-laws of any Credit Party or its Subsidiaries, except, in each such case, where such contravention, conflict, inconsistency, breach, default, creation, imposition, obligation or violation does not have a Materially Adverse Effect. The consummation of the Refinancing will not conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of Holdings, the Borrower or any of their respective Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, material instrument or material agreement relating to Indebtedness for borrowed money or the equivalent thereof or other material agreement to which Holdings, the Borrower or any of their respective Subsidiaries is a party or by which any of their respective property or assets is bound or to which it may be subject, except, in each such case, where such conflict, inconsistency, breach, default, creation, imposition or obligation does not have a Materially Adverse Effect.

         4.04.    Litigation.

         Except as set forth on Annex VII, there are no actions, judgments, suits or proceedings pending or, to Holdings' or the Borrower's knowledge, threatened in any court of competent jurisdiction, governmental agency or arbitrator with respect to any Credit Party or its Subsidiaries, including any action relating to any Environmental Law, that (i) are, individually or in the aggregate, likely to have a Materially Adverse Effect or (ii) purport to effect the legality, validity or enforceability of this Agreement, any other Credit Document or the consummation of the transactions contemplated hereby or thereby.

         4.05.    Use of Proceeds.

         (a) All the proceeds of the Term Loans to be made hereunder shall be utilized for the Refinancing, to pay related fees and expenses and for other corporate purposes.

         (b) Neither the making of the Term Loans hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         4.06.    Governmental Approvals, Etc.

         No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any third party or any foreign or domestic Governmental Authority (other than those orders, consents, approvals, licenses, authorizations or validations which, if not obtained or made, would not have a Materially Adverse Effect or which have previously been obtained or made and except for filings to perfect security interests granted pursuant to the Security Documents) is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or the transactions contemplated therein or (ii) the legality, validity, binding effect or enforceability of any Credit Document. At the time of the making of the Term Loans, there does not exist any judgment, order, injunction or other restraint issued or filed with respect to the making of the Term Loans or the performance by the Credit Parties of their obligations under the Credit Documents.

         4.07.    Investment Company Act.

         None of Holdings, the Borrower or their respective Subsidiaries is, or will be after giving effect to the transactions contemplated hereby, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         4.08.    Public Utility Holding Company Act.

         None of Holdings, the Borrower or their respective Subsidiaries is, or will be after giving effect to the transactions contemplated hereby, a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         4.09.    True and Complete Disclosure.

         All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Holdings, the Borrower or any of their Subsidiaries in writing to any Lender or the Administrative Agent (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Person in writing to any Lender or the Administrative Agent will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided. There is no fact known to any Credit Party which has a Materially Adverse Effect which has not been disclosed herein or in such other documents, certificates and written statements furnished to the Lenders and the Administrative Agent for use in connection with the transactions contemplated hereby.

          4.10. Financial Condition; Financial Statements; Material Adverse Change.

         (a) No Credit Party is entering into the arrangements contemplated hereby and by the other Credit Documents, or intends to make any transfer or incur any obligations hereunder or thereunder with actual intent to hinder, delay or defraud either present or future creditors. On and as of the Closing Date, on a pro forma basis after giving effect to the Refinancing and to all Indebtedness incurred and Liens created, or to be created, by each Credit Party in connection with the Refinancing and the Credit Documents, (w) Holdings and the Borrower do not expect that final judgments against any Credit Party in actions for money damages with respect to pending or threatened litigation will be rendered at a time when, or in an amount such that, such Credit Party will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered and the cash available to each Credit Party, after taking into account all other anticipated uses of the cash of such Credit Party (including the payments on or in respect of debts (including their Contingent Obligations));
(x) no Credit Party will have incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by such Credit Party from any source, and amounts to be payable on or in respect of debts of such Credit Party and the amounts referred to in the preceding clause (w)); (y) each Credit Party, after taking into account all other anticipated uses of the cash of such Credit Party, anticipates being able to pay all amounts on or in respect of debts of such Credit Party when such amounts are required to be paid; and (z) each Credit Party will have sufficient capital with which to conduct its present and proposed business and the property of such Credit Party does not constitute unreasonably small capital with which to conduct its present or proposed business. For purposes of this Section 4.10, "debt" means any liability on a claim, and "claim" means a (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         (b) Holdings has delivered to the Designated Lender its consolidated financial statements as of and for the year ended December 31, 1997 and as of and for the nine-month period ended September 30, 1998. Such financial statements and the notes thereto present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of such dates and or such periods in accordance with GAAP, subject to year-end adjustments. As of the Closing Date, except as adequately reflected or reserved against in such financial statements or as set forth in Annexes VII, X and XIV, there were no liabilities or obligations with respect to Holdings, the Borrower or any of their respective Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would be material to Holdings, the Borrower or any of their respective Subsidiaries, except as incurred by any Credit Party in connection with this Agreement and the Refinancing. As of the Closing Date, Holdings and the Borrower know of no basis for the assertion against Holdings, the Borrower or any of their respective Subsidiaries of any liability or obligation of any nature whatsoever that is not adequately reflected in the consolidated financial statements of Holdings described above or otherwise disclosed herein which, either individually or in the aggregate, could reasonably be expected to be material to Holdings, the Borrower or any of their respective Subsidiaries.

         (c) Since September 30, 1998, there has been no material adverse change in the business, operations, assets, liabilities, properties, or condition
(financial  or  otherwise)  or  prospects  of  Holdings  and  its   consolidated
Subsidiaries, taken as a whole, the Borrower or the Borrower and its consolidated Subsidiaries, taken as a whole, or in the industries in which they compete.

         4.11.    Security Interests.

         At all times after the execution of the Security Documents, the Security Documents create, in favor of the Collateral Agent for the benefit of the Secured Parties, as security for the obligations purported to be secured thereby, a legal, valid and enforceable perfected first priority security interest in and Lien upon all of the Collateral, superior to and prior to the rights of all third persons and subject to no Liens except Permitted Encumbrances applicable to such Collateral. The mortgagor under each Mortgage has good and marketable title to the Mortgaged Real Property free and clear of all Liens other than Permitted Encumbrances and Liens expressly permitted by the applicable Mortgage. The respective pledgor or assignor, as the case may be, has (or on and after the time it executes the respective Security Document, will have) good and marketable title to all items of Collateral (other than the Mortgaged Real Property) covered by such Security Document free and clear of all Liens except Permitted Encumbrances and Liens expressly permitted by the applicable Security Document. Upon delivery to the Collateral Agent of any certificated Pledged Securities (including without limitation the Existing Investments delivered to the Collateral Agent on the Closing Date pursuant to
Section  3.01(I) (i) and the JP Notes) and upon  taking all actions  required by
Article 8 of the UCC in the case of any uncertificated Pledged Securities (which delivery and/or such other actions have been done and remain in full force and effect as to all such Pledged Securities owned by any Credit Party on any date on which this representation and warranty is made or deemed made), the security interests created in favor of the Collateral Agent for the benefit of the Secured Parties under the Pledge Agreements constitute first priority perfected security interests in the Pledged Securities described in the Pledge Agreements and owned by the Credit Party on any date on which this representation and warranty is made or deemed made, subject to no security interests of any other Person. No filings or recordings are required in order to perfect or confirm the perfection of the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made prior to or contemporaneously with the execution and delivery thereof.

         4.12.    Tax Returns and Payments.

         Each Credit Party has filed all material tax returns required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established. Each Credit Party has paid, or has provided adequate reserves (in accordance with GAAP) for the payment of, all material federal, state, local and foreign income taxes (including, without limitation, franchise taxes based upon income) applicable for all prior fiscal years and for the current fiscal year to the date hereof. Holdings knows of no proposed tax assessment against Holdings or any of its Subsidiaries that could reasonably be expected to have a Materially Adverse Effect which is not being actively contested in good faith by such Person to the extent affected thereby in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

         4.13.    ERISA.

         (A) Each Credit Party and its ERISA Affiliates are in compliance with all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to all employee benefit plans, Pension Plans and Multiemployer Plans except for any failures to comply which, individually or in the aggregate, would not have a Materially Adverse Effect.

         (B) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan which resulted or would result in a liability to any Credit Party or any ERISA Affiliate.

         (C) The sum of the amount of unfunded benefit liabilities (determined in accordance with Statement of Financial Accounting Standards No. 87) under all Title IV Plans (excluding each Title IV Plan with an amount of unfunded benefit liabilities of zero or less) is not more than $2,500,000. As of the Closing Date, there are no unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) under any Title IV Plans.

         (D) As of the Closing Date, no Credit Party nor any ERISA Affiliate has any obligation to contribute to or any liability or potential liability (including, but not limited to, actual or potential withdrawal liability) with respect to any employee benefit plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413(c) of the Code. Each Credit Party and its ERISA Affiliates have complied in all material respects with the requirements of ERISA
Section 515 with respect to each Multiemployer Plan. The aggregate potential withdrawal payments, as determined in accordance with Title IV of ERISA, of each Credit Party and its ERISA Affiliates with respect to all Multiemployer Plans does not exceed $2,500,000. No Credit Party nor any ERISA Affiliate has incurred or reasonably expects to incur any withdrawal liability under Section 4201 et seq. of ERISA to any Multiemployer Plan or any employee benefit plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413(c) of the Code.

         (E)  No  Credit  Party  nor  any  ERISA   Affiliate  has  incurred  any
accumulated funding deficiency (whether or not waived) with respect to any Pension Plan.

         (F) No Credit Party nor any ERISA Affiliate has or reasonably expects to become subject to a Lien in favor of any Pension Plan under Section 302(f) or 307 of ERISA or Section 401(a)(29) or 412(n) of the Code.

         (G) Assuming that no portion of the Term Loans to be advanced hereunder is attributable, directly or indirectly, to the assets of any employee benefit plan, the execution, performance and delivery of the Credit Documents by any party thereto will not involve any prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code for which an exemption therefrom is not available.

         As used in this Section 4.13, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Code, and the term "employee benefit plan" has the meaning specified in Section 3(3) of ERISA.

         4.14.    Subsidiaries.

         Annex II hereto lists the correct legal name of each direct and indirect Subsidiary of Holdings and the Borrower existing on the Closing Date, together with the ownership structure and jurisdiction of incorporation thereof.

         4.15.    Patents, Etc.

         Except as set forth in Annex XII hereto, each Credit Party owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, servicemarks, servicemark applications, trade names, copyrights, trade secrets, customer lists, proprietary information, inventions, methods, procedures, product formulations and formulae and know how (collectively, the "Intellectual Property") that are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted. Except as set forth in Annex XII hereto, no claim is pending or, to the best of Holdings' or the Borrower's knowledge, threatened to the effect that any Credit Party infringes upon the asserted rights of any other person under any Intellectual Property, and to the best of Holdings' or the Borrower's knowledge there is no basis for any such claim (whether or not pending or threatened), in each case where such claim could reasonably be expected to have a Materially Adverse Effect. Except as set forth in Annex XII hereto, no claim is pending or, to the best of Holdings' or the Borrower's knowledge, threatened to the effect that any such Intellectual Property owned or licensed by any Credit Party or which any Credit Party otherwise has the right to use is invalid or unenforceable by any Credit Party, and, to the best of Holdings' or the Borrower's knowledge, there is no basis for any such claim (whether or not pending or threatened), in each case where such claim could reasonably be expected to have a Materially Adverse Effect. To Holdings' or the Borrower's knowledge, there is no unauthorized use or infringement of any Intellectual Property of a Credit Party by a third party including, without limitation, former employees of any Credit Party, that could reasonably be expected to have a Materially Adverse Effect.

         4.16.    Compliance with Laws, Etc.

         Except as set forth in Annex XIV hereto, each Credit Party is in material compliance with all material laws and regulations, including without limitation those relating to equal employment opportunity and employee safety but excluding Environmental Laws (as to which Section 4.21 is applicable), in all jurisdictions in which it is presently doing business, and each Credit Party will comply and cause each of its Subsidiaries to comply with all such laws and regulations which may be imposed in the future in jurisdictions in which it or such Subsidiary may then be doing business in each such case other than those the non-compliance with which would not have a Materially Adverse Effect.

         4.17.    Properties.

         Annex VI lists all Mortgaged Real Property owned by the Credit Parties. Annex XIII lists all real property leased by the Credit Parties. Holdings and each of its Subsidiaries have good and marketable title to and beneficial ownership of all their respective properties owned by them, including after the Closing Date all property reflected in Holdings' most recent balance sheet described in Section 4.10 and except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business, free and clear of all Liens other than Permitted Encumbrances. Holdings and each Subsidiary thereof hold all material licenses, certificates of occupancy or operation and similar certificates and clearances of municipal and other authorities necessary to own and operate the Mortgaged Real Property in the manner and for the purposes currently operated by such party which if not obtained or maintained would have a material adverse effect upon the value of the Mortgaged Real Property. There are no actual defaults or defaults alleged in writing or, to the best knowledge of Holdings or the Borrower, threatened defaults, in each case of a material nature with respect to any leases of real property under which Holdings or any of its Subsidiaries is lessor or lessee.

         4.18.    Securities.

         (a) On the Closing Date, the common stock of each Subsidiary of Holdings whose stock is being pledged as of the Closing Date will be duly authorized, issued and delivered and will be fully paid, nonassessable and free of preemptive rights. There are not, as of the Closing Date and thereafter, any existing options, warrants, calls, subscriptions, convertible or exchangeable securities, rights, agreements, commitments or arrangements for any person to acquire any capital stock of the Borrower any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such capital stock.

         (b) The Borrower is a Wholly-Owned Subsidiary of Holdings. Johnson Products is a Wholly-Owned Subsidiary of the Borrower. The Borrower owns 123,368,900 ordinary shares of Carson Holdings Limited, which is approximately 52.8% of the 233, 601,560 ordinary shares outstanding of Carson Holdings Limited. Dermablend is a Wholly-Owned Subsidiary of Johnson Products.

         4.19.    Collective Bargaining Agreements.

         Set forth on Annex III hereto is a list and description (including dates of termination) of all collective bargaining or similar agreements between or applicable to Holdings and its Subsidiaries as of the date hereof and any union, labor organization or other bargaining agent in respect of the employees of Holdings and its Subsidiaries on the date indicated in Annex III hereto. To the best knowledge of Holdings and the Borrower, there is (i) no unfair labor practice complaint pending or threatened against Holdings or the Borrower or any of their respective Subsidiaries and (ii) no strike, labor dispute, slowdown or stoppage is pending or threatened against Holdings or the Borrower or any of their respective Subsidiaries.

         4.20.    Indebtedness Outstanding; Subordination.

         (a) Set forth on Part I of Annex I hereto is a complete list and description of all Indebtedness of Holdings, the Borrower and their Subsidiaries (other than the Term Loans) that will be outstanding immediately after the Closing Date and set forth on Part II of Annex I hereto is a complete list and description of all Indebtedness of Holdings, the Borrower and their Subsidiaries that will be repaid, defeased, transferred or otherwise terminated on or prior to the Closing Date.

         (b) The subordination provisions contained in the Senior Subordinated Notes Indenture are enforceable against Holdings, the Borrower, the respective Subsidiaries of Holdings and the Borrower and the holders of such notes for the benefit of the Lenders, and all Obligations and Secured Obligations (as defined in the Security Documents) are within the definition of "Senior Indebtedness" or "Guarantor Senior Indebtedness", as the case may be, included in such subordination provisions.

         4.21.    Environmental Matters.  Except as set forth in Annex X hereto:

         (A) Each of the Credit Parties and the properties and assets used in its businesses (including the Real Properties) is in compliance in all material respects with all applicable Environmental Laws, which compliance includes, without limitation, the possession of all material licenses, permits, registrations and other governmental authorizations (collectively, "Environmental Authorizations") required under applicable Environmental Laws, and compliance in all material respects with the terms and conditions thereof except as could not reasonably be expected to result in the incurrence of costs in excess of $100,000, and there are no circumstances of a nature which may materially prevent or interfere with such compliance in the future. None of the Credit Parties has been notified by any Governmental Authority, or has any basis to believe, that any such Environmental Authorizations will be modified, suspended or revoked or cannot be renewed or otherwise maintained in the ordinary course of business. In the last five years, none of the Credit Parties has received any communication, whether from a Governmental Authority, citizen group, employee or otherwise, that alleges that any of the Credit Parties or any of the properties or assets used in their respective businesses (including the Real Properties) is not in compliance with Environmental Laws.

         (B) There is no Environmental Notice that (i) is pending or, to the best knowledge of the Credit Parties, threatened against any of the Credit Parties or (ii) is pending or, to the best knowledge of any of the Credit Parties, threatened against any Person whose liability for such Environmental
Notice may have been retained or assumed by or could reasonably be imputed or attributed by law or contract to the Credit Parties.

         (C) There are no past or present actions, activities, circumstances, conditions, events or incidents arising out of, based upon, resulting from or relating to the operation, ownership or use of any properties or assets (including the Real Properties) currently or formerly owned, operated, leased or used by the Credit Parties (or any predecessor in interest of any of them), including, without limitation, the emission, discharge, disposal or other release of any Hazardous Materials in or into the Environment, that (i) could reasonably be expected to result in the incurrence of costs in excess of $100,000, individually, under Environmental Laws or (ii) could reasonably be expected to form the basis of any Environmental Notice against or with respect to the Credit Parties, or against any person or entity whose liability for any Environmental Notice may have been retained or assumed by or could be imputed or attributed by law or contract to the Credit Parties, which Notice could reasonably be expected to result in the incurrence of costs in excess of $100,000.

         (D) Without in any way limiting the generality of the foregoing, (i) there are, and have been, no underground storage tanks, or related piping, located on, at or under property (including the Real Properties) owned, operated, leased or used by the Credit Parties (or any predecessor in interest of any of them), (ii) there are, and have been, no polychlorinated biphenyls used or stored by the Credit Parties, located on, at or under property (including the Real Properties) owned, operated, leased or used by the Credit Parties, (iii) there are and have been no properties (including the Real Properties) currently or formerly owned, operated, managed, leased or used by any of the Credit Parties (or any predecessor in interest of any of them) at which Hazardous Materials generated, used, owned, managed, stored or controlled by any of the Credit Parties (or any predecessor in interest of any of them) may have been disposed of or otherwise released into the Environment except such disposals or other releases which were both (a) in compliance with Environmental Laws and Environmental Authorizations and (b) could not result in costs in excess of $100,000, individually, under Environmental Laws and (iv) there is no friable asbestos contained in or forming part of any building, building component, structure or office space owned, operated, leased or used by any of the Credit Parties.

         (E) Prior to the Closing Date, the Credit Parties shall have made all notifications, registrations and filings in accordance with all applicable State and Local Real Property Disclosure Requirements, including, without limitation, the use of forms provided by state or local agencies, where such forms exist, whether to the Designated Lender or to, or with, the state or local agency; provided that where such notification, registration or filing was made to, or with, a state or local agency, a copy of such notification, registration or filing shall be provided to the Designated Lender prior to the Closing Date.

         4.22.    Environmental Investigations.

         All environmental investigations, studies, audits, assessments or reviews conducted by or on behalf of the Credit Parties in relation to the current or prior business of the Credit Parties or any Real Property or facility now or previously owned, operated, leased, used or controlled by the Credit Parties, including, without limitation, those relating to compliance with or liability under any Environmental Law, have been delivered to the Designated Lender.

         4.23     Insurance.

         Set forth on Annex IV is a summary of all insurance policies maintained by Holdings and its Subsidiaries.

         4.24.    Fine Products.

         As of the date of this Agreement and as of the Closing Date, Fine Products has capital of $145,000 and has no other assets or, to the best of the Borrower's knowledge, liabilities of any kind (other than its rights and obligations under the purchase agreement dated as of February 1, 1994 between Fine Products, Aminco Delaware and Gilliam Candy Co., Inc., and certain tax attributes). There are no actions, claims, judgments, suits or proceedings pending or, to Holdings' or the Borrower's knowledge, threatened in any court of competent jurisdiction with respect to Fine Products and neither Holdings nor the Borrower is aware of any facts or circumstances which would provide the basis for the assertion against Fine Products of any such actions, claims, suits or proceedings. Fine Products intends to enter into the Health Care Costs Containment Transactions on or prior to December 31, 1998; provided that no Event of Default exists at such time or would result therefrom.

         4.25.    Sale of Certain Assets.

         The Borrower is actively engaged in the process of attempting to sell in one or more transactions certain assets used in the business of selling, distributing, packaging, manufacturing and marketing CUTEX brand nail care products in the United States and Puerto Rico, and has engaged Merrill Lynch to act as its financial adviser in connection with such sale. The Borrower and Johnson Products are also actively engaged in the process of attempting to sell in one or more transactions certain assets used in the business of selling, distributing, packaging, manufacturing and marketing Dermablend brand corrective cosmetic products and/or the capital stock of Dermablend, a Subsidiary of Johnson Products, and have engaged Morningside to act as their financial adviser in connection with such sale.

         4.26.    Morningside Management Fee.

         Annex XV sets forth the annual payment to be made to Morningside pursuant to the Management Agreement.

         4.27.    AM Cosmetics.

         The relationship between Holdings, the Borrower and AM Cosmetics and all contracts, agreements and other documents in existence between such parties are fully and completely described in Annex XVI.

         4.28.    No Defaults.

         At the time of the making of the Term Loans and immediately after giving effect thereto, no Default shall have occurred or be continuing.

SECTION 5.        Affirmative Covenants.

         Holdings and the Borrower covenant and agree that on the Closing Date and thereafter for so long as this Agreement is in effect and until the Term Loans together with interest, fees and all other Obligations incurred hereunder are paid in full (except as otherwise agreed or consented to or waived, in writing, by the Required Lenders):

         5.01.    Information Covenants.

         Holdings will furnish or cause to be furnished to the Administrative Agent (with sufficient copies for distribution to each Lender):

         (a) As soon as available and in any event within 90 days after the close of each fiscal year of Holdings, the consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, of shareholders' equity and of cash flows for such fiscal year, setting forth comparative consolidated and consolidating figures for the preceding fiscal year and a report on such consolidated and consolidating balance sheets and financial statements by independent certified public accountants of recognized national standing, which report shall not be qualified as to the scope of audit or as to the status of Holdings and its Subsidiaries as a going concern and shall state that such consolidated and consolidating financial statements present fairly, in all material respects, the consolidated and consolidating financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for such changes with which the independent certified public accountants concur) and the examination by such accountants was conducted in accordance with generally accepted auditing standards.

         (b) As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of Holdings, the consolidated and consolidating balance sheet of Holdings and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated and consolidating statements of income, of shareholders' equity and of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, setting forth in comparative form the same information for the corresponding periods of the prior fiscal year.

         (c) As soon as practicable and in any event within 30 days after the end of the month of December 1998 and each month thereafter, (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such period and (ii) the related consolidated statements of income and cash flows of Holdings each in the form customarily prepared by management, in each case for such fiscal month and for the period from the beginning of the then current fiscal year to the end of such fiscal month, setting forth in comparative form the same information for the corresponding periods of the prior fiscal year, together with a brief narrative discussion and analysis prepared by management describing Holdings' results of operations for such fiscal month.

         (d) At the time of the delivery of the financial statements provided for in Sections 5.01(a) and (b), a certificate of the chief executive officer, chief financial officer, controller, chief accounting officer or other Authorized Officer of Holdings to the effect that such financial statements are true and complete in all material respects and that no Default or Event of Default exists, or, if any Default or Event of Default does exist, specifying the nature and extent thereof.

         (e) Promptly upon their becoming available, copies of all consolidated financial statements, reports, notices and proxy statements sent or made available generally by Holdings or any Subsidiary of Holdings to its security holders (other than to Holdings, the Borrower or another Subsidiary of Holdings), of all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the SEC and of all press releases and other statements made available generally by Holdings or any Subsidiary of Holdings to the public concerning material developments in the business of Holdings and its Subsidiaries.

         (f) Promptly upon, and in any event within three Business Days of, any Senior Officer obtaining knowledge (w) of any condition or event which constitutes a Default or Event of Default, (x) that any Person has given any written notice to Holdings, the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 7.04, or (y) of a material adverse change in the business, operations, properties, assets, nature of assets, condition (financial or otherwise) or prospects of Holdings, the Borrower and its Subsidiaries taken as a whole, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed Default, Event of Default, event or condition, or material adverse change, and what action Holdings has taken, is taking and proposes to take with respect thereto.

         (g) (i) Promptly upon, and in any event within three Business Days of, any Senior Officer obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration (including any Environmental Notice) against or affecting Holdings, the Borrower or any of its Subsidiaries or any property of Holdings, the Borrower or any of its Subsidiaries not previously disclosed to the Designated Lender, which action, suit, proceeding, governmental investigation or arbitration seeks (or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which seek) recovery from Holdings, the Borrower or any of its Subsidiaries aggregating $500,000 or more (exclusive of claims covered by insurance policies of Holdings, the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims), Holdings shall give notice thereof to the Designated Lender and provide such other information as may be reasonably available to enable the Lenders and their respective counsel to evaluate such matters; (ii) as soon as practicable and in any event within 45 days after the end of each fiscal quarter, Holdings shall provide a report to the Designated Lender covering any institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration (including any Environmental Notice) (not previously reported) against or affecting Holdings, the Borrower or any of its Subsidiaries or any property of Holdings, the Borrower or any of its Subsidiaries not previously disclosed to the Designated Lender, which action, suit, proceeding, governmental investigation or arbitration seeks (or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which seek) recovery from Holdings, the Borrower or any of its Subsidiaries aggregating $250,000 or more (exclusive of claims covered by insurance policies of Holdings, the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims), and shall provide such other information at such time as may be reasonably available to enable the Lenders and their respective counsel to evaluate such matters; (iii) in addition to the requirements set forth in clauses (i) and (ii) of this Section 5.01(g), Holdings upon request shall promptly give notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered to the Administrative Agent pursuant to clause (i) or (ii) above to the Administrative Agent or the Lenders and provide such other information as may be reasonably available to it to enable the Lenders and their respective counsel to evaluate such matters and
(iv) promptly upon, and in any event within three Business Days of, any Senior Officer obtaining knowledge of any material dispute in respect of or the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration in respect of any material contract of Holdings, the Borrower or any of its Subsidiaries, Holdings shall give notice thereof to the Designated Lender and shall provide such other information as may be reasonably available to enable the Lenders and their respective counsel to evaluate such matters.

         (h) With reasonable promptness, such other information and data with respect to Holdings, the Borrower or any of its Subsidiaries or any other similar entity in which Holdings, the Borrower or any of its Subsidiaries has an investment, as from time to time may be reasonably requested by the Lenders and may be reasonably available to Holdings or the Borrower.

         (i) Holdings shall deliver to the Administrative Agent (with sufficient copies for distribution to each Lender), within 15 days after filing with the SEC, copies of Holdings' annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which is filed by Holdings with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within the time periods prescribed under such rules and regulations. In addition, Holdings shall file with the Administrative Agent (with sufficient copies for distribution to each Lender) Holdings' annual reports to shareholders and any quarterly or other financial reports furnished by Holdings to shareholders generally.

         5.02.    Books, Records and Inspections.

         Holdings will, and will cause each of its Subsidiaries to, keep true books of records and accounts in which full and correct entries will be made of all their business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP.

         Holdings will, and will cause each of its Subsidiaries to, permit, upon reasonable prior notice to the chief financial officer, controller, chief accounting officer or any other Authorized Officer of either of Holdings or the Borrower, officers or designated representatives of the Lenders to visit and inspect any of the properties or assets of Holdings, the Borrower and any of their Subsidiaries in whomsoever's possession, and to examine the books of account of Holdings, the Borrower and any of their Subsidiaries and discuss the affairs, finances and accounts of Holdings, the Borrower and any of their Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants (in the presence of such officers), all at such reasonable times during regular business hours and intervals and to such reasonable extent as the Lenders may reasonably request; provided that, upon the occurrence and during the continuation of an Event of Default, no prior notice is required to be given for any such visit or inspection.

         5.03.    Maintenance of Property; Insurance.

         (a) Holdings will, and will cause each of its Subsidiaries to, exercise commercially reasonable efforts to maintain or cause to be maintained in good repair, working order and condition (subject to normal wear and tear) all properties used in its businesses and from time to time will make or cause to be made all repairs, renewals and replacements thereof which Holdings and the Borrower deem appropriate in their commercially reasonable judgment and will maintain and renew as necessary all licenses, permits and other clearances necessary in their commercially reasonable judgment to use and occupy such properties of Holdings, the Borrower and each Subsidiary of Holdings, as the case may be.

         (b) Holdings will, and will cause each of its Subsidiaries to, maintain or cause to be maintained, at all times with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations to the extent that such types and such amounts of insurance are available at commercially reasonable rates. Holdings will, and will cause each of its Subsidiaries to, furnish to the Lenders upon reasonable request, information as to the insurance carried.

         (c) Without limiting subsection 5.03(b) above, Holdings will, and will cause each of its Subsidiaries to, maintain in full force at all times the insurance coverages specified in the Mortgages and the other Security Documents, including without limitation the insurance coverage in favor of the Collateral Agent with respect to the Mortgaged Real Property.

         5.04.    Payment of Taxes.

         Holdings will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of Holdings or any of its Subsidiaries or cause a failure or forfeiture of title thereto; provided that neither Holdings, the Borrower nor any Subsidiary of Holdings shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings timely instituted and diligently conducted if it has maintained adequate reserves with respect thereto in accordance with GAAP.

         5.05.    Corporate Franchises.

         Holdings will do, and will cause each Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, rights and authority, except where such failure to keep in full force and effect such rights and authority would not have a Materially Adverse Effect.

         5.06.    Compliance with Statutes, Etc.

         Holdings will, and will cause each Subsidiary to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, other than non-compliance which would not have a Materially Adverse Effect; provided that with respect to non-compliance with Environmental Laws which is disclosed in Annex X hereto, Holdings will, and will cause each Subsidiary to, comply with such Environmental Laws as soon as practicable.

         5.07.    ERISA.

         Holdings or the Borrower, as the case may be, will furnish to the Administrative Agent (with a copy for each Lender):

         (a) promptly upon Holdings' or the Borrower's knowing or having reason to know of the occurrence of any (i) Termination Event, or (ii) "prohibited transaction," within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, which in the case of all such events described in clause (i) or (ii) results or could reasonably be expected to result in a liability of a Credit Party or its ERISA Affiliates in the aggregate in excess of $200,000 or the imposition of a Lien other than a Permitted Encumbrance on the assets of a Credit Party, a written notice specifying the nature thereof, what action the Credit Party or its ERISA Affiliates have taken, are taking or propose to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, PBGC or Multiemployer Plan with respect thereto.

         (b) with reasonable promptness, copies of (i) all notices received by a Credit Party or any of its ERISA Affiliates of PBGC's intent to terminate any Title IV Plan or to have a trustee appointed to administer any Title IV Plan, the notice of which event is required pursuant to the preceding paragraph (a);
(ii) upon the request of the Required Lenders Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by a Credit Party or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan for which Schedule B is required; (iii) upon the request of the Required Lenders, the most recent actuarial valuation report for each Title IV Plan; and
(iv) all notices received by the Credit Parties or any of their ERISA Affiliates from a Multiemployer Plan concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA, the notice of which event is required pursuant to the preceding paragraph (a).

         5.08.    Performance of Obligations.

         Holdings will, and will cause each of its Subsidiaries to, perform in all material respects all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement, credit agreement or other debt instrument and material contract by which it is bound or to which it is a party, except where such nonperformance would not have a Materially Adverse Effect.

         5.09.    Use of Proceeds.

         The  proceeds  of the Term Loans  shall be used as  provided in Section
4.05.

         5.10.    No Further Negative Pledges.

         Except with respect to prohibitions against other encumbrances on specific property encumbered to secure payment of particular Indebtedness permitted hereunder (which Indebtedness relates solely to the acquisition or improvement of such specific property), neither Holdings nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

         5.11.    Pledge of Additional Collateral.

         (a) Concurrently with the execution and delivery by any Subsidiary of a Subsidiary Guarantee, and/or in the event that Holdings or any such Subsidiary acquires any assets directly or indirectly through merger or otherwise that would constitute Pledged Collateral or Mortgaged Real Property or assets of the same type, Holdings will, or will cause such Subsidiary to, take all necessary action to grant the Collateral Agent for the benefit of the Secured Parties a perfected first Lien in all of the real and personal property of Holdings or such Subsidiary (to the extent permitted by applicable law) to secure the payment and performance of the Obligations, Holdings' obligations and liabilities under its Guarantee and such Subsidiary's obligations and liabilities under its Subsidiary Guarantee; and promptly, and in any event within 30 days after the acquisition of assets of a type that, but for the fact that such assets shall have been acquired after the Closing Date, would have constituted Collateral, Holdings will, and will cause each of its Subsidiaries to, take all necessary action to grant the Collateral Agent for the benefit of the Secured Parties a perfected first Lien in such newly acquired assets (such personal property and assets of a Subsidiary executing a Subsidiary Guarantee and such newly acquired assets of Holdings or any of its Subsidiaries are referred to herein collectively as the "Additional Collateral"). Such action to be taken by Holdings and the Subsidiaries shall include, without limitation, the execution and delivery of security agreements, and/or supplements thereto, and other instruments and documents, all in form and substance reasonably satisfactory to the Collateral Agent, the filing of appropriate financing statements under the provisions of the UCC, applicable domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, and the delivery of such opinions of counsel with respect to the foregoing as the Collateral Agent shall reasonably require at the direction of the Required Lenders. Furthermore, promptly, and in any event within 30 days, after the acquisition of an interest in Real Property within the United States not held as of the Closing Date (the "Additional Real Property"), Holdings will, and will cause such of its Subsidiaries acquiring such an interest to, take such actions and execute such documents as the Collateral Agent shall reasonably require to confirm the Lien of a Mortgage (including, without limitation, satisfaction of the conditions set forth in Sections 3.01(G)(iii) and 3.01(I)), or execute a new Mortgage, with respect to such Additional Real Property.

         (b) Upon the acquisition by Fine Products of the First JP Note, upon the acquisition by the Borrower of the Second JP Note and upon the entering into of the Holdings Make-Well Agreement by Fine Products, (i) the Borrower will, and Holdings will cause Fine Products to, take all necessary action to grant the Collateral Agent for the benefit of the Secured Parties a perfected first Lien in such newly acquired assets and (ii) Holdings will pledge the common stock of Fine Products then held by it, in each case in the manner described in Section 5.11(a) (such assets and common stock to be considered Additional Collateral).

         (c) All costs and expenses arising from any action taken or required to be taken by Holdings or any of its Subsidiaries in connection with the pledge of Additional Collateral or Additional Real Property pursuant to this Section 5.11, including, without limitation, costs of counsel to Holdings, such Subsidiary or the Lenders in connection with the preparation, negotiation and delivery of the applicable documents and opinions as required by this Section 5.11, shall be payable by Holdings, the Borrower or such Subsidiary. All agreements, instruments and documents executed or delivered pursuant to or in furtherance of this Section 5.11, and all amendments, modifications and supplements thereto from time to time entered into, are and shall be within the definition of "Security Documents."

         5.12.    Security Interests.

         Holdings will, and will cause each of its Subsidiaries to, perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement) for filing in any appropriate jurisdiction under the provisions of the UCC, local law or any statute, rule or regulation of any applicable domestic jurisdiction which are necessary in order to maintain or confirm in favor of the Collateral Agent for the benefit of the Secured Parties a valid and perfected Lien on the Collateral as collateral security for the payment and performance of the Obligations, subject to no Liens except for Permitted Encumbrances and Liens permitted by the applicable Security Documents. Holdings or the Borrower shall, as promptly as practicable after the filing of any financing statements, deliver to the Collateral Agent acknowledgment copies of, or copies of lien search reports confirming the filing of, financing statements duly filed under the UCC of all jurisdictions as may be necessary or, in the reasonable judgment of the Designated Lender, desirable to perfect the Lien created, or purported or intended to be created, by each Security Document.

         5.13.    Environmental Events.

         (i) Holdings will, and will cause each of its Subsidiaries to, comply with any and all Environmental Laws, other than non-compliance which could not reasonably be expected to result in liability under any Environmental Laws in excess of $250,000 individually or in the aggregate with any other liability under any Environmental Laws; provided that, with respect to non-compliance with Environmental Laws which is disclosed in Annex X hereto, Holdings will, and will cause each of its Subsidiaries to, comply with such Environmental Laws as soon as practicable.

         (ii) Holdings will, and will cause each of its Subsidiaries to, promptly, and in any event within three Business Days, give notice to the Designated Lender upon determining the existence of (a) any violation of any Environmental Laws, (b) any Environmental Notice or (c) any release or threatened release of Hazardous Materials at, on, upon, under or from any of the Real Properties or any facility or equipment thereat in excess of a reportable quantity or allowable standard or level under any Environmental Laws, or in a manner and/or amount which could reasonably be expected to result in liability under any Environmental Laws, in each case in excess of $250,000 individually or in the aggregate with any other liability under any Environmental Laws (other than any such events disclosed in Annex X hereto).

         (iii) In the event of the presence of Hazardous Materials on any of the Real Properties which is in violation of, or which could reasonably be expected to result in liability under, any Environmental Laws, in each case in excess of $250,000 individually or in the aggregate with any other liability under any Environmental Laws, Holdings or any of its Subsidiaries, upon discovery thereof, shall take appropriate steps to initiate and expeditiously complete all response, corrective and other action required under any Environmental Laws to mitigate and eliminate any such violation or liability.

         5.14.    New Subsidiaries.

         In addition to its obligations with respect to Section 5.11, if, after the date hereof, Holdings, the Borrower or any Subsidiary of Holdings shall create or acquire any (A) Domestic Subsidiary, Holdings shall, concurrently with the creation or acquisition of such Subsidiary, (i) cause such Subsidiary to execute and deliver to the Collateral Agent for the benefit of the Lenders a Subsidiary Guarantee, substantially in the form of Exhibit K annexed hereto, guaranteeing the Borrower's Obligations hereunder and (ii) take all necessary actions and execute such agreements, instruments and documents, including, without limitation, stock powers executed in blank, and deliver such opinions of counsel with respect thereto and any other documents, certificates, resolutions, and instruments, as the Designated Lender may reasonably require to cause all of the capital stock of such Subsidiary owned or controlled by Holdings, the Borrower or any Subsidiary of Holdings to be pledged to the Collateral Agent for the benefit of the Secured Parties to secure the Borrower's Obligations hereunder such that the Collateral Agent has a valid and perfected first-priority security interest in such pledged capital stock or (B) Foreign Subsidiary whose direct parent is any of Holdings, the Borrower or a Guarantor, Holdings shall, concurrently with the creation or acquisition of such Foreign Subsidiary, (i) comply with the requirements of clause (A)(i) above if permitted by applicable foreign law and if such compliance would not cause such Subsidiary to hold or be deemed to hold an obligation of a United States person or other "United States property" for purposes of Section 956(a)(1)(A) of the Code and Treas. Reg. ss. 1.956-2 and (ii) comply with the requirements of clause (A)(ii) above, but only to the extent of 65% of the capital stock of such Foreign Subsidiary.

SECTION 6.        Negative Covenants.

         Holdings and the Borrower hereby covenant and agree that as of the Closing Date and thereafter for so long as this Agreement is in effect and until the Term Loans together with interest, fees and all other Obligations incurred hereunder are paid in full (except as otherwise agreed or consented to or waived, in writing, by the Required Lenders):

         6.01.    Changes in Business.

         Other than asset dispositions permitted under Section 6.06, the Borrower will not, and will not permit any of its Subsidiaries to, materially alter its businesses from that conducted by Holdings or such Subsidiary at the Closing Date, and lines of business reasonably related thereto.

         6.02.    Amendments or Waivers of Certain Documents.

         Holdings will not, and will not permit any of its Subsidiaries to, amend or otherwise change the terms of any Existing Debt, including, without limitation, the interest rate, time of payment of interest, with respect to security (if any) and the scheduled maturity of, the Senior Subordinated Notes. Holdings shall not designate any Indebtedness other than the Obligations, the Secured Obligations (as such term is defined in the Security Documents) and the obligations under the Unsecured Term Loan Agreement as "Designated Senior Indebtedness" or "Designated Guarantor Senior Indebtedness", as the case may be, for purposes of the Senior Subordinated Notes and any other document related thereto.

         6.03.    Liens.

         Holdings will not, and will not permit any Subsidiary of Holdings to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien upon or with respect to any item constituting Collateral, whether now owned or hereafter acquired, except for the Lien of the Security Document relating thereto and other Liens expressly permitted by such Security Document. Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of Holdings or any Subsidiary of Holdings which does not constitute Collateral whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except the following, which are herein collectively referred to as "Permitted Encumbrances":

         (a) Liens for taxes, assessments or governmental charges or claims not yet delinquent or Liens for taxes, assessments or governmental charges or claims being contested in good faith and by appropriate proceedings for which adequate reserves, as may be required by GAAP, have been established and in compliance with the Mortgages;

         (b) Liens in respect of property or assets of Holdings or any of its Subsidiaries imposed by law (i) which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Holdings or any of its Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien or (ii) which do not relate to material liabilities of Holdings and its Subsidiaries and do not in the aggregate materially detract from the value of the property and assets of Holdings and its Subsidiaries taken as a whole;

         (c) Liens in connection with any attachment or judgment (including judgment or appeal bonds) for amounts of less than $500,000 individually or less than $1,000,000 in the aggregate (exclusive of any amount adequately covered by insurance as to which the insurance company has acknowledged coverage) unless the judgment it secures shall, within 60 days after the entry thereof, not have been discharged or execution thereof not been stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

         (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money or the equivalent);

         (e) subject to the provisions of Section 6.14 and, with respect to any Mortgaged Real Property, to the provisions of any applicable Mortgage, (i) Leases with respect to the assets or properties of Holdings or the Borrower entered into in the ordinary course of Holdings' or the Borrower's business and subordinate in all respects to the Liens granted and evidenced by the Security Documents, (ii) foreign Leases and (iii) Existing Leases set forth on Annex XIII and any extensions or renewals thereof;

         (f) easements, rights of way, restrictions, minor defects or irregularities in title not interfering in any material respect with the business of Holdings or any of its Subsidiaries, in each case incurred in the ordinary course of business and which do not materially impair for its intended purposes the Real Property to which it relates;

         (g) zoning and building by-laws and ordinances, municipal bylaws and regulations, and restrictive covenants, which do not materially interfere with the use of the subject property by Holdings or any of its Subsidiaries as such property is used as of the Closing Date;

         (h) Liens securing Indebtedness of a Subsidiary of Holdings owing to Holdings or to a Wholly Owned Subsidiary of Holdings;

         (i) Liens upon real or tangible or intangible personal property acquired or constructed by Holdings or its Subsidiaries after the date hereof or on such property or equity securities of a Person at the time such Person becomes a Subsidiary of Holdings or any of its Subsidiaries; provided that (i) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, the cost of the item of property subject thereto or such Liens existed on the date such property or securities were acquired and were not incurred as a result of or in anticipation of such acquisition, (ii) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the fair value (as determined in good faith by the board of directors of Holdings or the Borrower, as the case may be) of the respective property at the time it was so acquired or constructed, (iii) the Indebtedness secured by the Lien is not created more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien, (iv) such Lien does not extend to or cover any other property other than such item of property and (v) the incurrence of such Indebtedness secured by such Lien is permitted by Section 6.04;

         (j) Liens on any property existing as of the date hereof and listed on Annex V securing Existing Debt and any refinancing, extension, renewal or rearrangement thereof; provided that such Lien does not extend to or cover any other property other than items of property encumbered as of the date hereof; and

         (k) Liens on inventory and receivables and assets specifically related thereto and proceeds thereof in connection with the South African Credit Agreement permitted pursuant to Section 6.04(h).

         6.04.    Indebtedness.

         Holdings will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

         (a) Indebtedness incurred pursuant to the Credit Documents (including without limitation guarantees required by the Unsecured Term Loan Agreement of the Indebtedness outstanding thereunder by Holdings and its Subsidiaries);

         (b) Existing Debt and any refinancing, extension, renewal, rearrangement or replacement thereof; provided that any such refinancing, extension, renewal, rearrangement or replacement of Existing Debt shall be on terms which, both taken as a whole and specifically as such terms relate to the identity of the obligors, repayments of principal, covenants, events of default and security in property of the debtor, are in each event no less favorable to Holdings or the Borrower or any such Subsidiary than the correlative terms of the Existing Debt;

         (c) $1,000,000 of Indebtedness outstanding at any time to finance the cost of the acquisition or construction of real or personal tangible or intangible property (including Capital Leases), and any refinancing, extension, renewal, rearrangement or replacement thereof; provided that such Indebtedness (or the refinancing thereof) shall not exceed 100% of the fair value of such property; and provided, further, that such Indebtedness (or the refinancing thereof) is not secured by any Lien other than a Lien referred to in clause (i) of Section 6.03;

         (d) other unsecured Indebtedness not exceeding $1,000,000 in the aggregate at any time outstanding;

         (e) Indebtedness owed to Morningside under the Management Agreement to the extent the same is listed on Annex XV;

         (f) Indebtedness of Holdings to any of its Wholly Owned Subsidiaries (provided that such Indebtedness owed by Holdings is used only to fund any amounts required for the payment of (i) interest when due and payable on the Senior Subordinated Notes (provided no Default or Event of Default exists under this Agreement and any such payment is not prohibited by this Agreement) and
(ii) taxes payable when due (A) by Holdings or (B) by Holdings, the Borrower and/or its Subsidiaries on a consolidated, combined or unitary basis) or of any Wholly Owned Subsidiary of Holdings to Holdings or another Wholly Owned Subsidiary of Holdings (but only so long as such Indebtedness is held by Holdings or its Wholly Owned Subsidiary), and Indebtedness permitted under
Section 6.05(i);

         (g) Indebtedness in respect of performance bonds, return-of-money bonds, surety and appeal bonds and other similar obligations incurred by Holdings or any of its Subsidiaries in the ordinary course of business, provided such Indebtedness does not exceed $100,000 at any time outstanding;

         (h) Indebtedness of Carson Holdings Limited pursuant to the South African Credit Agreement in an amount not exceeding the equivalent of $2,000,000 in the aggregate at any time outstanding; provided that such Indebtedness is not secured by any Lien other than a Lien referred to in Section 6.03(k);

         (i) Indebtedness of any Credit Party (including pursuant to the issuance of any guarantees) incurred pursuant to the Senior Subordinated Notes in an original aggregate principal amount of $100,000,000 (less the aggregate principal amount of all repayments of principal thereof effected after the Closing Date); and

         (j) Indebtedness of Johnson Products pursuant to the JP Notes and Indebtedness of Holdings and Fine Products, if any, pursuant to the Holdings Make-Well Agreement so long as (i) no Event of Default then exists or would result therefrom, (ii) the obligations of Holdings and Fine Products under the Holdings Make-Well Agreement shall be subordinate to the Obligations, and (iii) the obligations of Johnson Products under the JP Notes shall be subordinate to the Obligations.

         6.05.    Advances, Investments and Loans.

         Holdings will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except:

         (a) investments in Cash and Cash Equivalents so long as the same is subject to the pledge arrangements under the Security Documents;

         (b) receivables owing to them and advances to customers and suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

         (c) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

         (d) investments in any direct or indirect Wholly Owned Subsidiary of Holdings;

         (e) transactions between Holdings and any of its Wholly Owned Subsidiaries and between Wholly Owned Subsidiaries, (i) in each case permitted under Section 6.04(f) and (ii) in connection with the Health Care Costs Containment Transactions;

         (f) loans or advances made by Holdings to its officers, directors and employees in the ordinary course of business not to exceed $500,000 in the aggregate outstanding at any time;

         (g) investments made as a result of the receipt of non-cash proceeds from any Asset Sale made pursuant to and in compliance with Section 6.10;

         (h) other investments, loans or advances not to exceed $500,000 in the aggregate outstanding at any time;

         (i) loans, advances and/or investments (in each case evidenced by notes that shall constitute Pledged Collateral) by Holdings or the Borrower in Carson Holdings Limited in an amount not to exceed the equivalent of $5,000,000 in the aggregate at any one time outstanding;

         (j)   Existing Investments;

         (k)   investments in connection with the Refinancing; and

         (l) loans, advances and/or investments in one or more contract manufacturers, suppliers, vendors and distributors that are not Affiliates of Holdings, that is not Morningside and that are not Affiliates of Morningside in connection with the provision by any such person of manufacturing, research and development, outsourcing, sales, marketing and/or distribution services to Holdings and/or one more of its Subsidiaries in an aggregate amount at any one time outstanding not to exceed $4,000,000.

         6.06.    Prepayments of Indebtedness; Amendment of Certain Agreements.

         (A) Other than in  accordance  with Section 2.02 of this  Agreement and
Section 2.02 of the Unsecured Term Loan Agreement or in connection with the Refinancing, Holdings will not, and will not permit any of its Subsidiaries to make (or give any notice in respect of) any voluntary or optional payment or prepayment or redemption or acquisition for value of Indebtedness (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before such Indebtedness is due for the purpose of paying such Indebtedness when due) or exchange of any such Indebtedness or preferred stock, as the case may be.

         (B) Other than in  accordance  with Section 2.03 of this  Agreement and
Section 2.03 of the Unsecured Term Loan Agreement or in connection with the Refinancing, Holdings will not, and will not permit any of its Subsidiaries to, make (or give any notice in respect of) any mandatory prepayment or redemption or acquisition for value of Indebtedness (including, without limitation, by way of depositing with any trustee with respect thereto money or securities for such purposes) or exchange of any such Indebtedness or preferred stock, as the case may be, in each case of clauses (A) and (B), until all Obligations under this Agreement have been satisfied in full; provided that Holdings and any of its Subsidiaries may make such a payment, prepayment, redemption, acquisition or exchange (i) using the proceeds of Indebtedness permitted to be incurred by
Section 6.04 to refinance or replace such Indebtedness and (ii) in connection with the Health Care Costs Containment Transactions.

         (C) Holdings will not, and will not permit any of its Subsidiaries to: amend, modify or change any of the Unsecured Term Loan Agreement, the Management Agreement, the Cutex Manufacturing Agreement (other than in connection with a sale of the CUTEX business contemplated by Section 4.25), the Certificate of Incorporation (including, without limitation, by the filing of any certificate of designation) or By-laws of Holdings, the Borrower, Fine Products or any of the other Credit Parties (other than in connection with the Health Care Costs Containment Transactions), or any agreement entered into by Holdings or the Borrower with respect to its capital stock, or enter into any new agreement with respect to the capital stock of Holdings or the Borrower (other than in connection with the Health Care Costs Containment Transactions), in each case without the prior written consent of the Designated Lender with the consent of the Required Lenders, which consent shall not be unreasonably withheld.

         6.07.    Dividends, Etc.

         Holdings will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends or distributions payable in shares of capital stock of Holdings or any of its Subsidiaries, other than redeemable stock) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for any consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or make any loans or advances to Affiliates, or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of Holdings or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing, "Dividends"), except that:

         (i) any direct or indirect Subsidiary of Holdings may pay Dividends to its parent corporation if such parent corporation is a Wholly Owned Subsidiary of Holdings;

         (ii) the Borrower or any other Subsidiary of Holdings may pay to Holdings any amounts required for the payment of (I) interest when due on the Senior Subordinated Notes (provided no Default or Event of Default exists under this Agreement) and (II) any taxes payable (A) by Holdings or (B) by Holdings, the Borrower and/or its Subsidiaries on a consolidated, combined or unitary basis;

         (iii) Holdings or any of its Subsidiaries may purchase capital stock held by employees of Holdings or any of its Subsidiaries pursuant to any employee stock option or other benefit plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of any such plan in an amount not greater than $250,000 in any calendar year; provided that the Borrower may purchase capital stock pursuant to the Employment Agreement with Dr. Leroy Keith dated as of August 23, 1995, as amended, without regard to such limitation;

         (iv) Holdings or any of its Subsidiaries may make payments to Affiliates pursuant to and in compliance with Section 6.08;

         (v) Carson Holdings Limited may pay Dividends if such Dividends, together with the aggregate of all other Dividends made by Carson Holdings Limited after the Closing Date, without duplication, do not exceed the sum of
(1) 25% of the consolidated cumulative net income of Carson Holdings Limited for the period (taken as one accounting period) from the Closing Date and ended as of the most recently ended fiscal quarter of Carson Holdings Limited at the time of such Dividend plus (2) 100% of the aggregate net cash proceeds and the fair market value of any property or securities (as determined by the board of directors of Carson Holdings Limited in good faith) received by Carson Holdings Limited or any Wholly Owned Subsidiary thereof from the issue or sale of capital stock or other equity interests of Carson Holdings Limited or any of its Subsidiaries subsequent to the Closing Date (other than capital stock or other equity interests issued or sold to a Subsidiary) plus (3) any dividends or distributions actually received in cash by Carson Holdings Limited or any of its Subsidiaries after the Closing Date from any other Subsidiary, to the extent that such dividends or distributions were not otherwise included in the consolidated net income of Carson Holdings Limited for such period; and

         (vi) Holdings and any of its Domestic Subsidiaries may engage in the Health Care Costs Containment Transactions to the extent permitted by this Agreement.

         6.08.    Transactions with Affiliates.

         Holdings will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any holder of 5% or more of any class of equity securities of Holdings or with any Affiliate of Holdings other than on terms and conditions substantially as favorable to Holdings or such Subsidiary as would be obtainable by Holdings or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than a holder of 5% or more of any class of equity securities of Holdings or an Affiliate; provided that the foregoing restrictions shall not apply to (i) transactions between Holdings and any of its Wholly Owned Subsidiaries and between Wholly Owned Subsidiaries, (ii) payments to Morningside pursuant to the Management Agreement for management services not to exceed an aggregate of $500,000, or above such amount up to an aggregate of $750,000 with written approval of the board of directors of Holdings, in any fiscal year (provided that all such payments made commencing January 1, 1998 will be included in the calculation for the fiscal year ending December 31,
1998), plus reimbursement of reasonable out-of-pocket expenses, (iii) loans and other advances made by the Borrower to its officers, directors and employees permitted under Section 6.05(f), (iv) the payment of customary outside directors' fees, customary indemnification arrangements and customary director and officer liability insurance in the ordinary course consistent with prudent business practices, (v) the issuance of capital stock of Holdings or any of its Subsidiaries, pursuant to any pension, stock option, profit sharing or other employee benefit plan or agreement of Holdings or any of its Subsidiaries in the ordinary course of business, (vi) investments made pursuant to Section 6.05(l);
(vii) payments to Morningside, Human Services Group, Inc. and C.B. Equities Capital Corp. III LLC for advisory services rendered to the Borrower and Johnson Products in connection with the sale of the Dermablend assets and Dermablend Subsidiary capital stock described in the second sentence of Section 4.25 and in an aggregate amount not to exceed $500,000, plus reimbursement of reasonable out-of-pocket expenses; and (viii) transactions between the parties to the Health Care Costs Containment Transactions to the extent permitted by this Agreement.

         6.09.    Issuance of Subsidiary Stock.

         Holdings will not and will not permit any of its Subsidiaries directly or indirectly to issue, sell, assign, pledge or otherwise encumber or dispose of any shares of such Subsidiaries' capital stock or other equity securities (or warrants, rights or options to acquire capital stock or convertible securities or other equity securities) of such Subsidiary, except to Holdings or any other Wholly Owned Subsidiary of Holdings (in each case other than directors' or nominees' qualifying shares or shares of capital stock required to be owned by foreign nationals under applicable law); provided that nothing contained in this
Section 6.09 shall prohibit (i) the issuance of capital stock of Carson Holdings Limited in accordance with the terms of the Carson Holdings Limited Share Incentive Trust, as in effect on the date hereof, (ii) the sale or disposition of the capital stock of the Dermablend Subsidiary in the transaction or transactions described in the second sentence of Section 4.25 (so long as the net proceeds of such sale or disposition are used to repay Indebtedness under this Agreement pursuant to Section 2.02 or 2.03 or under the Unsecured Term Loan Agreement, or (iii) the issuance and sale of capital stock of Fine Products and the Borrower in connection with the Health Care Costs Containment Transactions to the extent permitted by the Agreement.

         6.10.    Disposition of Assets.

         (A) Holdings will not, and will not permit any of its Subsidiaries to sell, lease or otherwise dispose of all or any part of its interest in any asset, except that Holdings and its Subsidiaries may sell, lease or otherwise dispose of assets so long as (i) such sales are approved by the Required Lenders; (ii) such sales are for at least the fair market value of such assets and the aggregate amount of such asset sales is less than $500,000 in any 12-month period and, in any such case, Holdings or such Subsidiary complies with the mandatory prepayment provisions herein and, in the case of Collateral, so long as the conditions to the release of Collateral described herein and in the applicable Security Documents are met; (iii) such sales are of inventory and in the ordinary course of business; (iv) such sales or other dispositions are (w) of equipment that has become worn out, obsolete or damaged or otherwise unsuitable or no longer needed for use in connection with the business of Holdings or any of its Subsidiaries or should be replaced, as the case may be, in each case as determined in good faith by the board of directors of Holdings or its Subsidiary, as the case may be, (x) for at least the fair market value of such equipment, (y) not in excess of $100,000 individually or $250,000 per year in the aggregate for sales of such equipment and (z) the proceeds of the sales of such equipment are used within 90 days of such sales to (1) purchase equipment used in substantially similar lines of business or (2) repay Indebtedness under this Agreement pursuant to Section 2.02 or 2.03 or under the Unsecured Term Loan Agreement; (v) such sales or other dispositions do not exceed $50,000 individually and are for at least the fair market value of such assets or as to such other dispositions, the likely amount of net sales proceeds that would be realized upon a sale of such assets is such that a sale of such assets is not, in the reasonable judgment of Holdings or the Borrower, economically practicable but such other disposition is otherwise of commercial value to Holdings or the Borrower; provided that in no case shall sales pursuant to this clause (v) exceed an aggregate of $100,000 in any fiscal year, and in the case of Collateral, so long as the conditions to the release of Collateral described herein and in the applicable Security Documents are met; (vi) such sales consist of the licensing or sublicensing of Holdings' or any of its Subsidiaries' Intellectual Property in the ordinary course of business; (vii) such sales are of equity securities under any stock option or other benefit plan available to the employees or directors of Holdings or any of its Subsidiaries;
(viii) the Borrower sells or otherwise disposes of no more than 2.7% of the outstanding capital stock of Carson Holdings Limited; (ix) the Borrower sells or otherwise disposes of all or any portion of either its CUTEX business or Dermablend business (including the capital stock of the Dermablend Subsidiary) as described in Section 4.25 in one or more transactions, provided that the net proceeds of such sale or disposition are used to repay Indebtedness under this Agreement pursuant to Section 2.02 or 2.03 or under the Unsecured Term Loan Agreement; or (x) such sales or other dispositions that are in connection with the Health Care Costs Containment Transactions to the extent permitted by this Agreement.

         The consideration received by Holdings and its Subsidiaries from each sale of assets permitted by subsections (i) and (ii) above, other than with respect to such sales involving consideration of not more than $100,000 in the aggregate in any fiscal year, shall be payable by the purchaser in whole within 15 days of such sale and at least 90% of the consideration from each sale shall consist of Cash or Cash Equivalents. Any non-cash proceeds received from the sale of assets constituting Collateral shall be pledged pursuant to and in accordance with the applicable Security Documents and shall constitute Collateral.

         (B) Upon  compliance  with the  conditions  in  subsection  (A) of this
Section 6.10, the Release Conditions and the Partial Release Conditions (each as hereinafter defined), Holdings or its Subsidiaries shall be entitled to receive from the Designated Lender an instruction (a "Release Instruction") directing the Collateral Agent to prepare and deliver an instrument in form and substance reasonably satisfactory to Holdings or such Subsidiary (each, a "Release"), releasing the Lien of the Mortgage with respect to all or any portion of a Mortgaged Real Property (each, a "Released Real Property"). Holdings or its Subsidiaries shall exercise their rights under this Section by delivering to the Designated Lender and the Collateral Agent a notice (each, a "Release Notice"), which shall refer to this Section, describe with particularity the proposed Released Real Property and be accompanied by (i) four counterparts of the Release fully executed and acknowledged by all necessary parties other than the Collateral Agent, (ii) executed counterparts of UCC termination statements necessary to terminate the Lien of the applicable Mortgage and (iii) an Officer's Certificate certifying that no Default or Event of Default shall have occurred and be continuing and the parties executing any and all documents in connection with the Release (other than the Collateral Agent) were duly authorized to do so (collectively, the "Release Conditions"). In the event the proposed Released Property consists of less than all of the Mortgaged Real Property subject to a single Mortgage, the Partial Release Conditions must be satisfied in order for the Borrower or its Subsidiaries to receive the Release.

         (C) The Designated Lender's obligation to deliver a Release Instruction in respect of less than all of the Mortgaged Real Property subject to a single Mortgage shall be contingent upon the satisfaction of the conditions in subsection (A) of this Section 6.10 and the Release Conditions as well as the following conditions (collectively, the "Partial Release Conditions"):

         (i) following the sale, transfer or other disposition of and release of the Lien of the applicable Mortgage with respect to the proposed Released Real Property, the remaining Mortgaged Real Property shall have utility services and access to public roads, rail spurs and other transportation structures sufficient and necessary in the reasonable opinion of Holdings or the Borrower for the continued use of such Mortgaged Real Property in the manner utilized prior to the Release;

         (ii) following the sale, transfer or other disposition of the proposed Released Real Property, the remaining Mortgaged Real Property shall comply in all material respects with applicable laws, rules, regulations and ordinances relating to environmental protection, zoning, land use, configuration and building and workplace safety (except for such non-compliance which has been previously consented to by the Designated Lender);

         (iii) following the sale, transfer or other disposition of the proposed Released Real Property, the value of the remaining Mortgaged Real Property shall not be less than the value of such remaining Mortgaged Real Property prior to the Release due to such sale, transfer or other disposition;

         (iv) the Title Company shall be prepared to issue an endorsement to the Collateral Agent's title insurance policy relating to the Mortgaged Real Property confirming that after the proposed release, the Lien of the applicable Mortgage continues unimpaired as a first priority Lien upon the remaining Mortgaged Real Property subject only to those Liens permitted by the Mortgage or previously consented to by the Required Lenders;

         (v) Holdings shall cause to have been delivered to the Collateral Agent a Survey reasonably acceptable to the Designated Lender of the Mortgaged Real Property remaining after the proposed Released Real Property has been released; and

         (vi) Holdings or its Subsidiaries shall cause to have been delivered to the Collateral Agent an Officers' Certificate certifying that the conditions set forth in subsections (i) through (v) have been satisfied.

         (D) The Collateral Agent shall not be obligated to release any Collateral unless it receives a Release Instruction. If the Collateral Agent receives such a Release Instruction, then (whether or not the conditions are or remain satisfied), the Collateral Agent shall execute, acknowledge (if applicable) and deliver to the Borrower counterparts of the documents described in subsections (B)(i) and (ii) of this Section 6.10 within 10 Business Days thereafter. Holdings or the Borrower shall (i) execute, deliver, obtain and record such instruments as the Collateral Agent may require, including, without limitation, amendments to the Security Documents or this Agreement and, (ii) deliver to the Collateral Agent such evidence of the satisfaction of the Release Conditions and the Partial Release Conditions as the Designated Lender may require and (iii) cause the Title Company to issue the endorsement referred to in subsection (C)(iv) of this Section 6.10. Holdings or the Borrower shall reimburse the Collateral Agent upon demand for all reasonable costs or expenses incurred in connection with any actions taken pursuant to this Section 6.10.

         6.11.    Contingent Obligations.

         Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation except:

         (i) guarantees resulting from endorsement of instruments for deposit or collection in the ordinary course of business;

         (ii) the Guarantees and guarantees required by the Unsecured Term Loan Agreement of the Indebtedness outstanding thereunder by Holdings and its Subsidiaries;

         (iii) obligations  arising  as  a  direct   consequence  of  the  Cutex
Manufacturing Agreement;

         (iv) obligations with respect to the Indebtedness permitted to be incurred under Section 6.04;

         (v) guarantees on a subordinated basis by the Borrower and any of the Subsidiaries of Holdings of the obligations of Holdings pursuant to the terms of the indenture governing the Senior Subordinated Notes; and

         (vi) other Contingent Obligations not to exceed $250,000 outstanding at any one time.

         6.12.    ERISA.

         The Credit Parties will not, and will not permit any of their ERISA Affiliates to:

         (i) engage in any transaction in connection with which the Borrower or any of its ERISA Affiliates could be subject to either a tax imposed by Section 4975(a) of the Code or the corresponding civil penalty assessed pursuant to
Section 502(i) of ERISA, which penalties and taxes for all such transactions could reasonably be expected to be in an aggregate amount in excess of $500,000;

         (ii) permit to exist any accumulated funding deficiency, for which a waiver has not been obtained from the Internal Revenue Service, with respect to any Pension Plan;

         (iii) permit to exist any failure to make contributions or any unfunded benefits liability which creates, or with the passage of time would create, a statutory lien or requirement to provide security under ERISA or the Code in favor of the PBGC or any Pension Plan, Multiemployer Plan or other entity;

         (iv) permit the sum of the amount of unfunded benefit liabilities (determined in accordance with Statement of Financial Accounting Standards No.
87) under all Title IV Plans (excluding each Title IV Plan with an amount of unfunded benefit liabilities of zero or less) to exceed $2,500,000 for a period in excess of twelve months; or

         (v) fail to make any payment to any Multiemployer Plan that it or any of its ERISA Affiliates may be required to make under such Multiemployer Plan, any agreement relating to such Multiemployer Plan, or any law pertaining thereto.

         As used in this Section 6.12, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Code, and the term "amount of unfunded benefit liabilities" has the meaning specified in Section 4001(a)(18) of ERISA.

         6.13.    Merger and Consolidations.

         No Credit Party will merge or consolidate with or into any other entity; provided that any Subsidiary of Holdings may be merged or consolidated with or into (i) Holdings, if Holdings is the continuing or surviving corporation or (ii) any other such Subsidiary, if the continuing or surviving corporation is a Wholly Owned Subsidiary of Holdings that is a Domestic Subsidiary.

         6.14.    Sale and Lease-Backs.

         Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, become or thereafter remain liable as lessee or as guarantor or other surety with respect to the lessee's obligations under any lease, whether an Operating Lease or a Capital Lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which Holdings or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person or (ii) which Holdings or any such Subsidiary intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Holdings or any such Subsidiary to any Person in connection with such lease, if in the case of clause (i) or (ii) above, such sale and such lease are part of the same transaction or a series of related transactions or such sale and such lease occur with one year of each other or are with the same other Person.

         6.15.    Sale or Discount of Receivables.

         Holdings will not, nor will it permit any of its Subsidiaries to, sell, with or without recourse, or discount (other than in connection with trade discounts or arrangements necessitated by the creditworthiness of the other party, in each case in the ordinary course of business consistent with past practice) or otherwise sell for less than the face value thereof, notes receivable or accounts receivable owed to it by its third party customers or suppliers.

         6.16.    Fine Products Company.

         Holdings will not, and will not permit any Subsidiary to, transfer any cash or other property to Fine Products, other than transfers of cash in amounts needed to enable Fine Products to pay amounts not to exceed $25,000 in the aggregate then required to be paid by Fine Products to Persons that are not Affiliates of Holdings and the transfers described in the defined term "Health Care Costs Containment Transactions". Holdings will not permit Fine Products to engage in any business activity other than the Health Care Costs Containment Transactions to the extent permitted by this Agreement.

SECTION 7.        Events of Default.

         Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

         7.01.    Payments.

         The Borrower shall (i) default in the payment when due of any principal of the Term Loans or the Unsecured Term Loans, (ii) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on the Term Loans or under any other Credit Document or (iii) fail to pay any other amounts owing hereunder for ten Business Days after receiving notice thereof; or

         7.02.    Representations, Etc.

         Any representation, warranty or statement made or deemed made by operation of Section 3.01 by any Credit Party herein or in any other Credit Document or in any written statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made by operation of Section 3.01; or

         7.03.    Covenants.

         Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 5.10, 5.11, 5.12,
5.14 or Section 6 or Section 1.1 of any Mortgage or (b) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any Security Document and such default shall continue unremedied for a period of at least 30 days (or, in the case of Section 5.13(iii), five Business Days) after the date of such default; or

         7.04.    Default Under Other Agreements.

         (a) Any Credit Party shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) having a principal amount of $500,000 or more individually or $1,000,000 or more in the aggregate, for all Credit Parties and their Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness of any Credit Party or any of its respective Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

         7.05.    Bankruptcy, Etc.

         Any Credit Party shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against any Credit Party or any of its Subsidiaries and the petition is not controverted within 20 days, or is not dismissed within 60 consecutive days after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Credit Party or any of its Subsidiaries; or any Credit Party or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Credit Party or any of its Subsidiaries; or there is commenced against any Credit Party or any of its Subsidiaries any such proceeding which remains undismissed after 60 days; or any Credit Party or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered and continues unstayed for a period of 60 days (whether or not consecutive); or any Credit Party or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days (whether or not consecutive); or any Credit Party or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by any Credit Party or any of its Subsidiaries for the purpose of effecting any of the foregoing; or any Credit Party admits in writing its inability to pay its debts and they became due; or

         7.06.    ERISA.

         (i) Any "reportable event" as described in Section 4043 of ERISA or the regulations thereunder (excluding those events for which the requirement for notice has been waived by regulation by the PBGC), or any other event or condition, which the Required Banks determine constitutes reasonable grounds under Section 4042 of ERISA for the termination of any Title IV Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Title IV Plan shall have occurred; or

         (ii) A trustee shall be appointed by a United States District Court to administer any Title IV Plan; or

         (iii) The PBGC shall institute proceedings to terminate any Title IV Plan or to appoint a trustee to administer any Title IV Plan; or

         (iv) A Credit Party or any of its ERISA Affiliates shall become liable to the PBGC or any other party under Section 4062, 4063, 4064 or 4069 of ERISA with respect to any Title IV Plan; or

         (v) A Credit Party or any of its ERISA Affiliates shall become liable to any Multiemployer Plan under Section 4201 et seq. of ERISA;

if the sum of each of such Credit Party's and its ERISA Affiliates' various liabilities (such liabilities to include, without limitation, any liability to the PBGC or to any other party under Section 4062, 4063, 4064 or 4069 of ERISA with respect to any Title IV Plan, or to any Multiemployer Plan under Section 4201 et seq. of ERISA) which the Required Banks determine could reasonably be expected to be incurred as a result of such events listed in subclauses (i) through (v) above exceeds $1,000,000.

         7.07.    Security Documents.

         Any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Parties the Liens, rights, powers and privileges purported to be created thereby, in favor of the Collateral Agent for the benefit of the Secured Parties, superior to and prior to the rights of all third Persons and subject to no Liens other than Permitted Encumbrances, Liens expressly permitted by the applicable Security Document or any judgment creditor having a Lien against any item of Collateral shall commence legal action to foreclose such Lien or otherwise exercise its remedies against any item of Collateral; or

         7.08.    Guarantees.

         Any Guarantee or any provisions thereof shall cease to be in full force or effect in all material respects, or the Guarantor thereunder or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such Guarantee or the Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to such Guarantee; or

         7.09.    Judgments.

         One or more judgments or decrees shall be entered against any Credit Party or any of its Subsidiaries involving a liability of $500,000 or more in the case of any one such judgment or decree or $1,000,000 or more in the aggregate for all such judgments and decrees for all Credit Parties and their Subsidiaries (in either case in excess of the amount covered by insurance as to which the insurance company has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal for a period of 60 consecutive days from the entry thereof; or

         7.10.    Ownership; Board Composition.

         (i) Holdings shall own less than 100% (on a fully diluted basis) of the issued and outstanding capital stock of the Borrower, other than securities issued in the ordinary course of business under any stock option or other benefit plan available to the employees or directors of the Borrower or any of its Subsidiaries; or

         (ii) (x) DNL Partners, Limited Partnership, together with the DNL Affiliates, in the aggregate, cease to own or control at least more than 50% of the Total Voting Power of Holdings, or (y) in the event that DNL Partners, Limited Partnership distributes to its partners (pursuant to the terms of its partnership agreement) all of the capital stock of Holdings owned by DNL Partners, Limited Partnership, if, following such distribution, DNL Partners, Limited Partnership, together with the DNL Affiliates, in the aggregate, cease to own or control at least 33-1/3% of the Total Voting Power of Holdings; provided that, for purposes of the calculations made pursuant to this paragraph
(ii) (I) in the event any shares of Class B Common Stock of Holdings are converted into either shares of Class A Common Stock or Class C Common Stock of Holdings (in any combination), then all such shares of Class A Common Stock and/or Class C Common Stock issued upon such conversion shall be excluded and
(II) in the event shares of capital stock of Holdings are issued by Holdings as consideration in whole or in part for the acquisition, directly or indirectly, of another entity and the Aggregate Market Value of such shares of stock so issued is more than $25,000,000, then all shares of capital stock of Holdings issued in connection with such acquisition shall be excluded. For purposes of the foregoing proviso the term "Aggregate Market Value" means (a) the average closing price per share of the relevant class of Holdings capital stock during the 10 consecutive trading day period preceding the tenth trading day immediately preceding the closing date of the acquisition transaction with respect to which such shares are to be issued, times (b) the number of shares of such class of capital stock issued by Holdings in such acquisition transaction. The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on The New York Stock Exchange as reported on the NYSE composite tape as reported in The Wall Street Journal or another newspaper of general circulation in the Borough of Manhattan, City of New York, New York customarily published on each business day or (2) if the relevant shares of capital stock are not listed on The New York Stock Exchange, on the principal national securities exchange on which the relevant shares of capital stock of Holdings are listed or to which such shares are admitted to trading or (3) if the relevant shares of capital stock are not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by NASDAQ or any comparable system or
(4) if the relevant shares of capital stock are not listed on NASDAQ or a comparable system, or if for any other reason the current market price per share cannot be determined pursuant to the foregoing provisions of this paragraph, the current market price per share shall be the fair market value thereof as determined in good faith by the board of directors of Holdings; or

         (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors of Holdings (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of Holdings was approved by a vote of a majority of the directors then still in office who are entitled to vote to elect such new directors and were either directors at the beginning of such period or persons whose election as directors or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Holdings then in office (each of clauses (i), (ii) and (iii) of this Section 7.10, a "Change of Control"); or

         7.11.    Certain Transactions Involving Carson Holdings Limited.

         Any Credit Party shall consolidate with or merge into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, Carson Holdings Limited or any of the Subsidiaries of Carson Holdings Limited;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent at the direction of the Required Lenders shall, by written notice to Holdings and the Borrower, take any or all of the following actions, without prejudice to the rights of each Lender to enforce its claims against Holdings or the Borrower, except as otherwise specifically provided for in this Agreement (provided that if an Event of Default specified in Section 7.05 shall occur, with respect to any Credit Party, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clause (i) below shall occur automatically without the giving of any such notice): (i) declare the principal of and accrued interest in respect of the Term Loans and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; and/or (ii) enforce any or all of the remedies created pursuant to the Security Documents. If an Event of Default is cured or waived in accordance with the terms of the Agreement, it ceases (or is waived, pursuant to the terms, and to the extent, of such waiver).

SECTION 8.          The Administrative Agent and the Collateral Agent.

          8.01 Appointment of the Administrative Agent and the Collateral Agent, Etc.

         (a) Quantum Partners LDC is hereby designated and appointed as the Administrative Agent of each Lender hereunder and under each Credit Document and Norwest Bank Minnesota, N.A., is hereby designated and appointed as the Collateral Agent of each Lender hereunder and under each Security Document, and each Lender authorizes the Administrative Agent and the Collateral Agent (individually, an "Agent" and together the "Agents") to act as the agent of such Person for the purposes of enforcing the rights and remedies of the Lenders in respect of the Credit Documents and, as to the Collateral Agent, in respect of the Collateral. The Lenders hereby further authorize the Collateral Agent to accept delivery of the Security Documents for the ratable benefit of the Lenders. Norwest Bank Minnesota, N.A. and Quantum Partners LDC agree to act as such upon the express conditions contained in this Section 8. The Agents shall not have a fiduciary relationship in respect of any Lender by reason of this Agreement.

         (b) Each Agent shall have and may exercise such powers hereunder and under the Credit Documents as are specifically delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto, in each case upon (and only upon) the written direction of the Required Lenders or, to the extent set forth in Section 6.10(b), the Designated Lender. The sole duty of the Collateral Agent shall be to receive and hold the Security Documents (without any inquiry as to, or responsibility for, the scope, terms, enforceability, legality, priority, perfection or sufficiency thereof) and, upon direction of the Required Lenders or, to the extent set forth in Section 6.10(b), the Designated Lender, to exercise its rights and powers thereunder. Notwithstanding any provision to the contrary elsewhere in this Agreement or the other Credit Documents, neither Agent shall have implied duties or responsibilities to any Lender, nor any obligation to any Lender to take any action hereunder except any action specifically provided by this Agreement and with respect to the Credit Documents to be taken by such Agent. No implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Credit Documents or shall otherwise exist against either Agent. Subject to the provisions of this Section 8, each Agent agrees to take such actions, and to refrain from taking such actions, under this Agreement and under the other Credit Documents, as the Required Lenders may direct from time to time.

         (c) At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may appoint another financial institution, bank or trust company or one or more other Persons to act as collateral trustee for the Collateral Agent, with such power and authority as the Collateral Agent determines to be necessary for the effectual operation of the provisions of the Security Documents for which such collateral trustee is appointed. The terms of such appointment may be specified in an agreement which may, in the discretion of the Collateral Agent, include provisions for the protection of such collateral trustee similar to the provisions of this Section
8. The Collateral Agent shall have no liability to any Lender for any action taken or omitted to be taken by such collateral trustee, provided that such collateral trustee is selected in good faith.

         (d) Neither Agent nor any of its respective directors, officers, agents, employees, attorneys-in-fact or affiliates shall be (i) liable to any Lender for any action taken or omitted to be taken by it or such persons hereunder or under any other Credit Document or in connection herewith or therewith except for direct damages (and not for any special, consequential, indirect or punitive damages) resulting from its or such persons' own gross negligence or willful misconduct or its or such persons' grossly negligent or willful failure to follow written directions received by it from the Required Lenders (other than any such directions contrary to any applicable law), or (ii) responsible in any manner to any Lender for any recitals, statements, warranties or representations made in or in connection with this Agreement or any other Credit Document and shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of the Collateral, this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto or thereto.

         (e) Neither Agent shall be responsible to any Lender for any recitals, reports, statements, warranties or representations contained herein, in any other Credit Document or any other writing relating hereto or thereto or be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other Credit Document.

         (f) In addition to, and not in limitation of, the other provisions of this Section 8, either Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under the other Credit Documents in accordance with written instructions signed by the Required Lenders, and such instruction and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

         (g) The Administrative Agent may execute any of its respective duties as the Administrative Agent hereunder and the Collateral Agent may execute any of its respective duties as the Collateral Agent with respect to the Security Documents by or through employees, agents, and attorneys-in-fact; the Collateral Agent may hire consultants and other agents and representatives to sell, liquidate, foreclose or otherwise dispose of the Collateral and shall not be answerable to any Lender, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Either Agent shall be entitled to rely on advice of counsel, consultants and experts concerning all matters pertaining to the agency hereby created and its duties hereunder.

         (h) Either Agent shall be entitled to rely upon, and shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon, any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agents, which counsel may be employees of such Agent.

         (i) Each Lender shall reimburse and indemnify the Agents ratably in proportion to such Lender's respective outstanding Term Loan (i) for any amounts not reimbursed by the Borrower for which either Agent is entitled to reimbursement by the Borrower hereunder or under any other Credit Document, (ii) for any other costs or expenses (including, without limitation, reasonable fees, expenses and other client charges of counsel to either Agent) incurred by such Agent in connection with the preparation, negotiation, execution, delivery, administration or enforcement of this Agreement or any other Credit Document and any modification, waiver, amendment or termination of this Agreement or any other Credit Document, (iii) for any liabilities, obligations, losses, damages penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against either Agent (including, without limitation, reasonable fees, expenses and other client charges of counsel to such Agent) in any way relating to or arising out of this Agreement, any other Credit Document or any of the transactions contemplated hereby or thereby, or the enforcement of any of the terms hereof or of any such other documents, and (iv) any amounts required to be paid to either Agent pursuant to this subsection (i) by a Lender that are not paid by such Lender on demand; provided that no Lender shall be liable for any portion of the foregoing to the extent it arises primarily from the gross negligence or willful misconduct of such Agent as determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, each Lender agrees to repay to either Agent immediately upon demand any payment distributed by such Agent to such Lender, to the extent such Agent must return such payment or disgorge such amount, pursuant to an order of a court or otherwise in accordance with any Security Document.

         (j) Norwest Bank Minnesota, N.A. and Quantum Partners LCD, and their other respective Affiliates may generally engage in any kind of business with the Borrower, any of their respective Affiliates, or any Person who may do business with or own securities of the Borrower, or any of their respective Affiliates, all as if Norwest Bank Minnesota, N.A. were not the Administrative Agent and Quantum Partners LCD were not the Collateral Agent and neither with any duty to account therefor to any Lender.

         (k) Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under any Credit Document unless such Agent has received written notice from a Lender, the Borrower or another Credit Party under this Agreement describing such Default or Event of Default and stating that such notice is a "notice of default"; provided that (i) no Lender nor any director, officer, agent or employee thereof shall have any liability for any failure to give such notice and (ii) the failure to give such notice shall not affect the liabilities or obligations of the Lenders or either Agent hereunder. In such event the Agent receiving the notice shall give notice thereof to each Lender and the other Agent and, subject to Section 8.02, unless and until such Agent shall have received such directions such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         (l) Each Lender acknowledges that it has, independently and without reliance upon either of the Agents or any other Lender and based on the financial statements furnished by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to accept the benefit of this Agreement and the other Credit Documents. Each Lender also acknowledges that it will, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or the other Credit Documents. Except for any notices, reports and other documents expressly required to be furnished to the Lenders by either Agent hereunder, such Agent shall not have any duty or responsibility to provide any Lender with any other information concerning the business, operations, property, prospects, financial and other conditions or creditworthiness of the Borrower or any Guarantor which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         (m) Either Agent may resign at any time by giving written notice thereof to each Lender and the Borrower, which resignation shall be effective upon the appointment of a successor Administrative Agent or a successor Collateral Agent, as the case may be, pursuant to the terms of this Section 8(m). Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Lenders and the Borrower, a successor Administrative Agent or a successor Collateral Agent, as the case may be. At any time either Agent may be removed with or without cause by the Required Lenders. Upon any removal of either Agent, the Required Lenders shall have the right to appoint, on behalf of the Lenders, the Borrower and the Guarantors, a successor Administrative Agent or a successor Collateral Agent, as the case may be. If upon any resignation no successor Administrative Agent or successor Collateral Agent shall have been appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's resignation, then the retiring Agent may appoint, on behalf of the Lenders, a successor Administrative Agent or a successor Collateral Agent, as the case may be. If upon any removal no successor Administrative Agent or successor Collateral Agent shall have been appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's removal, then the retiring Agent may appoint, on behalf of the Lenders, a successor Administrative Agent or a successor Collateral Agent, as the case may be. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent under this Agreement and the other Credit Documents, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Credit Documents. After any retiring Agent's resignation or removal hereunder as Administrative Agent or Collateral Agent, as the case may be, the provisions of this Section 8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent or Collateral Agent, as the case may be, hereunder and under the other Credit Documents.

         8.02        Enforcement by the Administrative Agent and the  Collateral
                     Agent.

         (a) The Agents agree to make such demands and to give such notices under the Credit Documents as the Required Lenders may request, and the Agents agree to take such action to enforce the Credit Documents as may be directed by the Required Lenders and to foreclose upon, collect and dispose of the Collateral or any portion thereof as may be directed by the Required Lenders (including, without limitation, the acceleration of the Term Loan after an Event of Default in accordance with Section 7); provided that (i) neither Agent shall be required to take any action that is in its opinion contrary to law or to the terms of this Agreement or any other Credit Document, or which may in its opinion subject it or any of its officers, members, employees or directors to liability, and (ii) neither Agent shall be required to take any action under this Agreement or any other Credit Document unless and until such Agent shall be indemnified to its satisfaction (which may include cash security) by the Lenders against any and all loss, cost, expense or liability in connection therewith.

         (b) Each Lender agrees that either Agent may only act as the Required Lenders may request or as otherwise provided for in this Agreement or any other Credit Document, that neither Agents shall have no liability to any Lender for acting in accordance with any such request and that none of the Lenders or the Agents shall have any liability to any other Lender or Agent for any such request. The only rights of any such Lender or Agent under any Security Document are for the Obligations owed to such Lender or Agent to be secured by the Collateral to the extent provided for therein and to receive a share of the proceeds of the Collateral to the extent and at the time provided in such Security Document and herein.

         (c) Either Agent may at any time request directions from the Lenders as to any course or other matter relating hereto or to this Agreement or any other Credit Document, and each Lender will promptly respond to any such request. Subject to Section 10.13, the parties hereby agree that with the consent of the Required Lenders, the appropriate Agent ort Agents may, (i) agree to the amendment, supplement, modification or waiver of any of the terms of the Credit Documents or any document relating thereto, (ii) consent to any action or failure to act by the Borrower or any other Credit Party, and (iii) exercise or refrain from exercising any rights or remedies which the Lenders or the Agents may have under the Credit Documents, including, without limitation, the right at any time to declare or to refrain from declaring, the Term Loans due and payable when permitted to do so pursuant to this Agreement, and to foreclose and sell and otherwise deal with, or to refrain from foreclosing and selling or otherwise dealing with, any Collateral or to enforce, or to refrain from enforcing, the Security Documents.

         (d) Notwithstanding anything herein to the contrary, each Lender agrees not to take any action to enforce any provision of this Agreement or any other Credit Document, or to enforce any rights or remedies in respect of the Collateral (including, without limitation, by exercising any right of set-off, banker's lien or other similar right), except through or at the written direction of either the Administrative Agent or the Collateral Agent.

         (e) Each Lender agrees that if after the giving of a Notice of Acceleration such Lender shall receive the proceeds of any of the Collateral, such Lender shall hold such amounts in trust for the benefit of the Agents, shall segregate such amounts from its other property and shall forthwith deliver to the Administrative Agent such amounts for distribution to the Lenders pursuant to this Agreement.

         (f) The provisions of this Section 8.02 are for the benefit only of the Lenders and the Agents and may not be enforced by the Borrower, any Guarantor or any other Person.

          (g) If any Lender shall at any time receive payment on account of all or part of its pro rata share in the Term Loans, including, without limitation, by way of set-off, in a greater proportion than the payments made on account of the interests of the other Lenders, such Lender receiving such greater proportionate interest shall hold such amounts in trust for the benefit of the Agents, shall segregate such amounts from its other property and shall forthwith deliver to the Administrative Agent such amounts for distribution to the Lenders pursuant to this Agreement, in such amounts so that after such delivery the amount unpaid on account of the interest in the respective Term Loans of each Lender will bear the same proportion to the total unpaid principal amount of the Term Loans at such time as each such Lender's proportionate interest in the Term Loans prior to receipt by any Lender of a disproportionate payment. In the event that any such payment is disbursed by legal process or otherwise, appropriate further adjustments shall be made.

         (h) In the event that either Agent, exercising its rights and powers hereunder and under the other Credit Documents, (i) proceeds to foreclose upon, collect, sell or otherwise dispose of, or to take any other action with respect to, the Collateral or any portion thereof, or to enforce any Security Document,
(ii) proposes to take any other action pursuant to this Agreement, or (iii) requests instructions from any of the Lenders, each Lender agrees to provide promptly to such Agent such information as such Agent may, from time to time, reasonably request, as at such date as such Agent may specify. Such Agent shall be entitled to rely conclusively on such information.

         (i) In the event that the Collateral Agent receives any proceeds in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies under the Security Documents, such proceeds shall be applied first to the payment of all costs and expenses, fees, commissions and taxes of such sale, collection or other realization, including, without limitation, reasonable out-of-pocket costs and expenses of the Collateral Agent and its agents and counsel, and expenses, liabilities and advances made in or incurred by the Collateral Agent in connection therewith, and all other Obligations (including indemnification obligations, whether or not related thereto) then outstanding to the Collateral Agent.

         (j) The Borrower hereby agrees to pay the fees and out-of-pocket expenses incurred in connection with the negotiation, preparation, execution, performance and enforcement of the Credit Documents, including, without limitation, the reasonable fees and expenses of counsel incurred in connection therewith.

SECTION 9.        Definitions.

         As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

         "Additional Collateral" has the meaning provided in Section 5.11.

         "Additional Real Property" has the meaning provided in Section 5.11.

         "Administrative Agent" means Quantum Partners LDC, in its capacity as administrative agent for the Lenders hereunder.

         "Administrative Agent's Office" means Quantum Partners LDC, 888 7th Avenue, New York, New York 10006 or such other office of which the initial Administrative Agent or any successor thereto shall inform the other parties hereto from time to time.

         "Affiliate" means with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and executive officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation for the purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

         "Agents" means the Administrative Agent and the Collateral Agent.

         "Aggregate Market Value" has the meaning provided in Section 7.10.

         "Agreement" means this Credit Agreement, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "AM Cosmetics" means AM Cosmetics, Inc., a Delaware corporation.

         "Asset Sale" means the sale, transfer or other disposition, to the extent consummated after the Closing Date, (x) by Holdings of the Securities of the Borrower held by it to any Person or (y) by Holdings or any Subsidiary of Holdings to any Person other than Holdings or any Wholly Owned Subsidiary of Holdings of any asset of Holdings or such Subsidiary (other than, in each such case, (i) transactions included in the definition of Net Financing Proceeds,
(ii) the issuance of equity securities under any stock option or other benefit plan available to the employees or directors of Holdings, the Borrower or any of its Subsidiaries, (iii) sales, transfers or other dispositions of inventory in the ordinary course of business and/or of equipment that has become worn out, obsolete or damaged or otherwise unsuitable or no longer needed for use in connection with the business of Holdings or any of its Subsidiaries or should be replaced, as the case may be, in each case as determined in good faith by the board of directors of Holdings or its Subsidiary, as the case may be, effected in compliance with Section 6.10(A)(iv) or (v), and (iv) sales or other dispositions pursuant to Section 6.10(A)(v), (vi), (vii), (viii) or (ix)).

         "Authorized  Officer"  means any  senior  officer  of the  Borrower  or
Holdings,   as  the  case  may  be,   designated  as  such  in  writing  to  the
Administrative Agent by the Borrower or Holdings, as the case may be.

         "Bankruptcy Code" has the meaning provided in Section 7.05.

         "Borrower" means Carson Products Company, a Delaware corporation, and a Wholly Owned Subsidiary of Holdings.

         "Borrower General Security Agreement" means the Borrower General Security Agreement substantially in the form of Exhibit E hereto, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

         "Borrower Intellectual Property Security Agreement" means the Borrower Intellectual Property Security Agreement substantially in the form of Exhibit D hereto, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

         "Borrower Pledge Agreement" means the Borrower Securities Pledge Agreement substantially in the form of Exhibit C hereto, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

         "Business Day" means any day excluding Saturday, Sunday and any day which shall be in The City of New York, Chicago, Illinois or Savannah, Georgia a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close.

         "Capital Lease" of any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person, together with any renewals of such leases (or entry into new leases) on substantially similar terms.

         "Capitalized Interest Amount" has the meaning provided in Section 1.03(b).

         "Capitalized Lease Obligations" of any Person means all obligations under Capital Leases of such Person or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

         "Carson  Holdings   Limited"  means  a  South  African  majority  owned
subsidiary of the Borrower.

         "Carson Holdings Limited Share Incentive Trust" means the trust pursuant to which certain additional shares of common stock of Carson Holdings Limited may be issued from time to time.

         "Cash" means money, currency or a credit balance in a Deposit Account.

         "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) marketable direct obligations issued by any State of the United States of America or any local government or other political subdivision thereof rated (at the time of acquisition of such security) at least AA by Standard & Poor's Ratings Group ("S&P") or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") having maturities of not more than one year from the date of acquisition, (iii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (y) any bank whose short-term commercial paper rating (at the time of acquisition of such security) by S&P is at least A-1 or the equivalent thereof or by Moody's is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iv) commercial paper and variable or fixed rate notes issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating (at the time of acquisition of such security) of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long-term unsecured debt rating (at the time of acquisition of such security) of at least AA or the equivalent thereof by S&P or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition,
(v) repurchase agreements with any Approved Bank or any primary dealer in U.S. government securities maturing within one year from the date of acquisition that are fully collateralized by investment instruments that would otherwise be Cash Equivalents; provided that the terms of such repurchase agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy -- Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985, and (vi) investments in money market mutual funds, all of the assets of which are invested in securities and instruments of the types set forth in clauses (i) through (iv) above.

         "Certificate of Incorporation" means the respective certificates of incorporation of Holdings, the Borrower and each other Credit Party.

         "Change of Control" has the meaning provided in Section 7.10.

         "Closing Date" means the date on or before December 8, 1998 on which the conditions set forth in Section 3 have been satisfied (or waived) and the borrowing hereunder occurs.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means all of the Pledged Collateral, Pledged Securities and Mortgaged Real Property and all Additional Collateral and Additional Real Property to the extent not otherwise included in any of the foregoing.

         "Collateral Agent" means Norwest Bank Minnesota, N.A., in its capacity as collateral agent for the Lenders hereunder and under the Security Documents.

         "Commitment" means, for any Lender, the obligation of such Lender to make a Term Loan on the Closing Date up to but not exceeding the amount set opposite the name of such Lender on Schedule 1 hereto. The aggregate amount of the Commitments of all Lenders hereunder is $75,000,000.

         "Contingent Obligations" means, as to any Person, without duplication, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided that the term Contingent Obligation shall not include (i) endorsements of instruments for deposit or collection in the ordinary course of business,
(ii) any obligations arising from the Holdings Make-Well Agreement, and (iii) amounts that are permitted by Section 6.05. The amount of any Contingent Obligation shall be deemed to be an amount equal to the maximum amount that such Person may be obligated to expend pursuant to the terms of such Contingent Obligation or, if such Contingent Obligation is not so limited, the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Credit Documents" means (i) this Agreement, (ii) each Term Note, (iii) each Guarantee, (iv) each Security Document, (v) the Unsecured Term Loan Agreement and (vi) the Morningside Subordination Letter.

         "Credit Party" means at all times Holdings and the Borrower and each Subsidiary of Holdings that pledges any stock, grants any Lien or issues any Guarantee pursuant to any Credit Document (other than Fine Products).

         "Cutex Manufacturing Agreement" means the manufacturing agreement dated as of April 30, 1997 between the Borrower and CONOPCO, Inc. d/b/a Cheseborough-Ponds USA Co., a subsidiary of Unilever plc, relating to the manufacture by CONOPCO, Inc. of certain products for the Borrower.

         "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Dermablend" means Dermablend, Inc., a Delaware corporation and a Wholly Owned Subsidiary of the Borrower.

         "Dermablend Intellectual Property Security Agreement" means the Intellectual Property Security Agreement executed by Dermablend substantially in the form of Exhibit H hereto, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

         "Designated Lender" means Quantum Partners LDC, a Cayman Islands limited duration company, so long as Quantum Partners LDC or a single assignee thereof holds more than 50% of the aggregate outstanding principal amount of the Term Loans, and otherwise the Administrative Agent.

         "Destruction" has the meaning assigned to that term in each Mortgage.

         "Dividends" has the meaning provided in Section 6.07.

         "DNL Affiliates" means Vincent A. Wasik, S. Garrett Stonehouse, Lawrence E. Bathgate, II and Morningside, in each case together with Affiliates thereof, any member of the immediate family of any of the foregoing, or any trust or foundation for the benefit of any of the foregoing.

         "Dollars" or "$" means United States Dollars.

         "Domestic Subsidiary" means, with respect to any Person, any Subsidiary of such Person which is incorporated or organized in any of the United States of America or under the laws of the United States of America or any state of the United States of America or the District of Columbia.

         "Effective Date" has the meaning provided in Section 10.11.

         "Environment" shall mean any surface water, ground water, drinking water supply, land surface or subsurface strata or ambient air and includes, without limitation, any indoor location.

         "Environmental  Authorizations"  has  the  meaning  provided in Section
4.21.

         "Environmental Laws" shall mean all federal, state, local and foreign laws, codes, regulations, ordinances, requirements, directives, orders, common law, and administrative or judicial interpretations thereof that may be enforced by any Governmental Authority or court, relating to pollution, the protection of human health, the protection of the Environment, or the emission, discharge, disposal or other release or threatened release of Hazardous Materials in or into the Environment.

         "Environmental Notice" shall mean any written notice or claim by any Governmental Authority or other third party alleging liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental costs, compliance costs or harm, injuries or damages to any person, property or natural resources, or any fines or penalties) arising out of, based upon, resulting from or relating to any Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA Affiliate" means any entity, whether or not incorporated, which is under common control or would be considered a single employer with a Credit Party within the meaning of Section 414(b), (c) or (m) of the Code and regulations promulgated under those sections or within the meaning of Section 4001(b) of ERISA and regulations promulgated under that Section.

         "Event of Default" has the meaning provided in Section 7.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Debt" means the Indebtedness of Holdings and its Subsidiaries set forth on Annex I, including the Indebtedness outstanding under the Unsecured Term Loan Agreement and guarantees thereof by Holdings or any Subsidiary of Holdings as provided in the Unsecured Term Loan Agreement.

         "Existing Investments" means (i) a non-interest bearing promissory note dated as of August 15, 1996 in the original principal amount of $500,000 of Joyce Roche payable to the order of Holdings, a non-interest bearing promissory noted dated as of August 15, 1996 in the original principal amount of $250,000 of Dennis Smith payable to the order of Holdings, a non-interest bearing promissory note dated as of August 15, 1996 in the original principal of $250,000 of John P. Brown payable to the order of Holdings, and a non-interest bearing promissory note dated as of August 15, 1996 in the original principal amount of $125,000 of Arthur P. Gnann III payable to the order of Holdings (each of Ms. Roche and Messrs. Smith, Brown and Gnann being former employees of Holdings), (ii) a non-interest bearing promissory note dated as of August 15, 1996 in the original principal amount of $125,000 of Donald Cowsar payable to the order of Holdings (Mr. Cowsar being a current employee of Holdings), (iii) 300 shares of cumulative Payment in Kind Preferred Shares issued by Morningside AM Acquisition Corp. (the "AM PIK Shares") to the Borrower in June 1996 at an original acquisition price of $10,000 per share, plus additional AM PIK Shares that have been issued since June 1996 and that may be issued after the date hereof as dividends in lieu of cash dividend payments thereon; and (iv) a promissory note bearing interest at 10% dated May 14, 1997 in the original principal amount of $250,000 of MG Taylor Corporation payable to the order of Holdings (MG Taylor Corporation being a provider of strategic planning and other consulting services to the Borrower).

         "Existing Leases" means the Leases of Holdings and the other Credit Parties set forth on Annex XIII.

         "Federal Funds Rate" means on any one day the weighted average of the rate on overnight Federal funds transactions with members of the Federal Reserve System only arranged by Federal funds brokers as published as of such day by the Federal Reserve Bank of New York, or if not so published, the rate then used by leading banks in extending overnight loans to other leading banks.

         "Financing Proceeds" means the cash (other than Net Cash Proceeds or proceeds of any sale, transfer or other disposition of assets excluded from the definition of "Asset Sale" by the exceptions contained therein) received by Holdings, the Borrower and/or any of its Subsidiaries, directly or indirectly, from any financing transaction of whatever kind or nature, including without limitation from any incurrence of Indebtedness, any mortgage or pledge of an asset or interest therein (including a transaction which is the substantial equivalent of a mortgage or pledge), from the sale of tax benefits, from a lease to a third party and a pledge of the lease payments due thereunder to secure Indebtedness, from a joint venture arrangement, from an exchange of assets and a sale of the assets received in such exchange, or any other similar arrangement or technique whereby Holdings or any of its Subsidiaries obtains Cash in respect of an asset, net of direct costs associated therewith. Financing Proceeds shall not include any amounts with respect to (i) the incurrence or refinancing of Indebtedness permitted by Sections 6.04(a), (b), (c) and (d) effected in accordance with the applicable provisions of such Sections, or (ii) transactions between any of the Borrower, Holdings and any Wholly Owned Subsidiaries of Holdings.

         "Fine Products" means Fine Products Company, a Georgia corporation.

         "First JP Note" has the meaning provided in the term "Health Care Costs Containment Transactions".

         "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

         "FP Stock" has the meaning provided in the term "Health Care Costs Containment Transactions".

         "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Effective Date.

         "General Security Agreements" means and includes the Borrower General Security Agreement, the Johnson Products General Security Agreement and any other general security agreements delivered pursuant to Section 5.11.

         "Governmental Authority" means any federal, state, local, foreign or other governmental or administrative (including self-regulatory) body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body including, without limitation, those governing the regulation and protection of the Environment, whether now or hereafter in existence, or any officer or official thereof.

         "Guarantee" means and includes, once executed and delivered, each of the Holdings Guarantee, the Johnson Products Guarantee and each Subsidiary Guarantee delivered pursuant to Section 5.14.

         "Guarantor" for purposes of this Agreement means, individually, each of Holdings, Johnson Products and each other Subsidiary of Holdings which executes a Subsidiary Guarantee.

         "Hazardous Materials" means all pollutants, contaminants, or chemical, industrial, hazardous or toxic materials, substances, constituents or wastes, including, without limitation, asbestos or asbestos-containing materials, polychlorinated biphenyls and petroleum, oil, or petroleum or oil products, derivatives or constituents, including, without limitation, crude oil or any fraction thereof.

         "Health Care Costs Containment Transactions" means the series of transactions whereby Fine Products will become responsible for administering the current and future medical and dental benefits programs of Holdings and its Domestic Subsidiaries. Such transactions include (i) the issuance by the Borrower to Holdings of a dividend in the form of all of the capital stock of Fine Products plus a cash dividend amount of $450,000, (ii) the recapitalization of Fine Products through the issuance of a new class of common shares to Holdings in exchange for $450,000 in cash and the then existing common stock of Fine Products, (iii) the issuance by Johnson Products to the Borrower in the form of a dividend of a $30,347,061 promissory note of Johnson Products that is subordinated to the Obligations (the "First JP Note"), (iv) the issuance by the Borrower to Johnson Products of an additional share of common stock of the Borrower in exchange for a $8,353,008 promissory note of Johnson Products that is subordinated to the Obligations (the "Second JP Note", and together with the First JP Note, the "JP Notes") and the assumption by the Borrower of all of the current and future medical and dental obligations of Johnson Products and its Subsidiaries, (v) the creation by Fine Products of a new class of preferred stock (the "FP Stock"), (vi) the transfer by Fine Products to the Borrower of $50,000 of the FP Stock in exchange for the assumption by Fine Products of all of the current and future medical and dental obligations of the Borrower, Johnson Products and their respective Subsidiaries and the transfer to Fine Products of the First JP Note, (vii) the sale by the Borrower of the FP Stock for $50,000 to a third party health consultant who will monitor and manage the medical and dental programs being administered by Fine Products pursuant to a consulting or management agreement with the overall goal of reducing the costs of such programs, (viii) the entering into of a make-well agreement between Holdings and Fine Products which is subordinated to the Obligations whereby Holdings will agree to make capital contributions to Fine Products to satisfy any cash shortfalls that Fine Products may experience in satisfying its health care obligations (the "Holdings Make-Well Agreement"), and (ix) the making or payment of amounts, dividends or capital contributions pursuant to the JP Notes, the FP Stock, the Holdings Make-Well Agreement and the other agreements and transactions described in this definition and other transactions reasonably related thereto; the terms and provisions of all of the above shall be subject to the prior approval of the Required Lenders.

         "Holdings" means Carson, Inc., a Delaware corporation.

         "Holdings Guarantee" means the Holdings Guarantee substantially in the form of Exhibit I hereto, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

         "Holdings Make-Well Agreement" has the meaning provided in the term "Health Care Costs Containment Transactions".

         "Holdings Pledge Agreement" means the Holdings Securities Pledge Agreement substantially in the form of Exhibit J hereto, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

         "Indebtedness" of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, other than current liabilities in respect of the foregoing, liabilities for accumulated post-retirement benefit obligations and liabilities for deferred compensation,
(iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn and unpaid thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed by such first Person, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all obligations of such Person under Interest Rate Agreements and (viii) all Contingent Obligations of such Person; provided that Indebtedness shall not include trade payables, accrued expenses, accrued dividends and accrued income taxes, in each case arising in the ordinary course of business.

         "Information" has the meaning provided in Section 10.05

         "Intellectual Property" has the meaning provided in Section 4.15.

         "Intellectual Property Security Agreements" means and includes the Borrower Intellectual Property Security Agreement, the Johnson Products Intellectual Property Security Agreement, the Dermablend Intellectual Property Security Agreement and any other intellectual property security agreements delivered pursuant to Section 5.11.

         "Interest Deferral Period" has the meaning provided in Section 1.03(b).

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement to which the Borrower is a party, designed to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates.

         "Inventory" means all of the inventory of the Borrower and its Subsidiaries (on a consolidated basis) including without limitation: (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in the business of the Borrower and its Subsidiaries;
(ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service; and
(iii) all goods returned or repossessed by the Borrower or any of its Subsidiaries.

         "Johnson  Products"  means   Johnson  Products  Co.,  Inc.,  a  Florida
corporation.

         "Johnson Products General Security Agreement" means the General Security Agreement executed by Johnson Products substantially in the form of Exhibit G hereto, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

         "Johnson Products Guarantee" means the Subsidiary Guarantee executed by Johnson Products substantially in the form of Exhibit K hereto, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

         "Johnson Products Intellectual Property Security Agreement" means the Intellectual Property Security Agreement executed by Johnson Products substantially in the form of Exhibit F hereto, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

         "JP Notes" has the meaning provided in the term "Health Care Costs Containment Transactions".

         "Lease" means any lease, sublease, franchise agreement, license, occupancy or concession agreement.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien, claim, hypothecation, assignment for security or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

         "Loss Proceeds" has the meaning provided in Section 2.03(A)(c).

         "Management   Agreement"  means  the  management  assistance  agreement
between Morningside and the Borrower dated as of August 23, 1995, as amended.

         "Materially Adverse Effect" means, (i) with respect to Holdings and the Borrower and its Subsidiaries, any materially adverse effect (both before and after giving effect to the Refinancing and the other transactions contemplated hereby) with respect to the operations, business, properties, assets, liabilities (contingent or otherwise) or financial condition or prospects of Holdings and the Borrower and its Subsidiaries, taken as a whole, or (ii) any fact or circumstance (whether or not the result thereof would be covered by insurance) as to which singly or in the aggregate there is a reasonable likelihood of (w) a materially adverse change described in clause (i) with respect to Holdings and the Borrower and its Subsidiaries, taken as a whole, (x) the inability of any Credit Party to perform in any material respect its Obligations or the inability of any Lender or the Administrative Agent to enforce in any material respect its rights purported to be granted hereunder or the Obligations (including realizing on the Collateral), or (y) a materially adverse effect on the ability to effect (including hindering or unduly delaying) the Refinancing and the other transactions contemplated hereby on the terms contemplated hereby and thereby.

         "Maturity Date" means December 8, 2003.

         "Morningside" means Morningside Capital Group, L.L.C., a Connecticut limited liability company.

         "Morningside Subordination Letter" means the Letter Agreement dated the Closing Date between Morningside and the Administrative Agent pursuant to which Morningside agrees to subordinate the management fees payable to it pursuant to the Management Agreement.

         "Mortgage" means a term loan mortgage (or deed of trust or deed to secure debt, as the case may be), assignment of rents, security agreement and fixture filing creating and evidencing a Lien on a Mortgaged Real Property, which shall be substantially in the form of Exhibit B-1 or B-2 hereto, containing such schedules and including such additional provisions and other deviations from such Exhibit as shall be necessary to conform such document to applicable or local law or as shall be customary under applicable or local law and which shall be dated the date of delivery thereof and made by the owner (fee or leasehold, as the case may be) of the Mortgaged Real Property described therein for the benefit of the Collateral Agent, as mortgagee (or beneficiary, as the case may be), assignee and secured party, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

         "Mortgaged Real Property" means each Real Property designated on Annex VI which shall be subject to a Mortgage for the benefit of the Collateral Agent.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA with respect to which any Credit Party or any of their respective ERISA Affiliates is or has been required to contribute or otherwise may have liability.

         "Net Award" has the meaning assigned to that term in each Mortgage.

         "Net Cash Proceeds" means:

         (a) with respect to any Asset Sale, the aggregate cash payments received by Holdings, the Borrower and/or any of the Borrower's Subsidiaries, as the case may be, from such Asset Sale, net of direct expenses of sale paid to Persons who are not Affiliates; and

         (b) with respect to any Taking or Destruction, the Net Award or Net Proceeds, as applicable, resulting therefrom, to be applied as Net Cash Proceeds under this Agreement pursuant to the provisions of Sections 1.13.3 and 1.13.4 of the Mortgages;

         provided, further, that Net Cash Proceeds shall not include any amounts or items included in the definition of Financing Proceeds or Net Financing Proceeds (including in any proviso appearing therein).

         "Net Financing Proceeds" means Financing Proceeds, net of direct expenses of the transaction paid to Persons who are not Affiliates.

         "Net Proceeds" has the meaning assigned to that term in each Mortgage.

         "Notice of Acceleration" means a written certification from or on behalf of a Lender, certifying that an Event of Default has occurred under a Credit Document and that such Lender has directed the Administrative Agent to commence action permitted by Section 7.

         "Obligations" means all amounts, direct or indirect, contingent or absolute, of every type or description, including without limitation the principal of and interest on the Term Notes issued by, and the Term Loans made to the Borrower under this Agreement, and all indemnities, fees and interest thereon or owed thereunder, and at any time existing, owing to the Lenders, the Collateral Agent and the Administrative Agent pursuant to the terms of this Agreement or any other Credit Document or secured by any of the Security Documents, and all obligations to pay or guarantee payment of any of the foregoing under any Guarantee.

         "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its Chairman of the Board (if an officer) or its President or one of its Vice Presidents and by its Chief Financial Officer or its Treasurer or any Assistant Treasurer; provided that every Officers' Certificate with respect to compliance with a condition precedent to the making of any Term Loans hereunder shall include (i) a statement that the officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

         "Operating Lease" of any Person, shall mean any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) by such Person as Lessee which is not a Capital Lease.

         "Partial  Release Conditions"  has  the  meaning  provided  in  Section
6.10(C).

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

         "Pension Plan" means any pension plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which is or has been maintained by or to which contributions are or have been made by any Credit Party or their respective ERISA Affiliates or as to which any Credit Party or their respective ERISA Affiliates may have liability.

         "Permitted Encumbrances" has the meaning provided in Section 6.03.

         "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

         "Pledge Agreements" means and includes the Holdings Pledge Agreement, the Borrower Pledge Agreement, and any other securities pledge agreements (including, without limitation, any supplements or amendments to any of the foregoing) delivered pursuant to Section 5.11.

         "Pledged Collateral" means all the Pledged Collateral as defined in each of the General Security Agreements and in the Intellectual Property Security Agreements.

         "Pledged Securities" means all the securities and other collateral in which a security interest is purported to be granted to the Collateral Agent by each of the Pledge Agreements, including, without limitation, all Pledged Collateral as defined therein.

         "Real Property" means all right, title and interest of Holdings or any of its Subsidiaries (including, without limitation, any leasehold estate) in and to a parcel of real property owned, leased or operated by Holdings or any of its Subsidiaries together with, in each case, all of Holdings' or such Subsidiaries' right, title and interest in and to all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

         "Refinancing" has the meaning set forth in the recitals hereto.

         "Release" has the meaning provided in Section 6.10(B).

         "Release Conditions" has the meaning provided in Section 6.10(B).

         "Release Instruction" has the meaning provided in Section 6.10(B).

         "Release Notice" has the meaning provided in Section 6.10(B).

         "Released Real Property" has the meaning provided in Section 6.10(B).

         "Regulation A" means Regulation A of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

         "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

         "Restoration" has the meaning assigned to that term in each Mortgage.

         "Required Lenders" means Lenders holding more than 50% of the aggregate outstanding principal amount of the Term Loans.

         "SEC" means the Securities and Exchange Commission or any successor thereto.

         "Second JP Note" has the meaning provided in the term "Health Care Costs Containment Transactions".

         "Secured Parties" means, collectively, the Administrative Agent, the Collateral Agent and the Lenders.

         "Securities" means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Documents" means each of the Mortgages, the Pledge Agreements, the General Security Agreements, the Intellectual Property Security Agreements and any other documents utilized to pledge as collateral security for the Obligations any property or assets of whatever kind or nature.

         "Senior  Officer"  means  any of the  chief  executive  officer,  chief
financial  officer,   controller,  chief  accounting  officer,  chief  operating officer, treasurer or any executive vice president of Holdings or the Borrower.

         "Senior Subordinated Notes" means the 10-3/8% Senior Subordinated Notes due 2007 of Holdings in an aggregate principal amount of $100,000,000 issued in November 1997 (and any notes issued in exchange therefor pursuant to an effective exchange offer registration statement under the Securities Act).

         "Senior Subordinated Notes Indenture" means the Indenture dated as of November 6, 1997 among Holdings, as issuer, the Borrower, as guarantor, and Marine Midland Bank, as trustee, as supplemented by the First Supplemental Indenture dated as of July 14, 1998 among Holdings, the Company, Johnson
Products, as first additional guarantor, Dermablend, as second additional guarantor and Marine Midland Bank.

         "South African Credit Agreement" means a South African inventory and receivables facility between Carson Holdings Limited and a South African bank of up to the equivalent of an aggregate principal amount of $2,000,000, which shall be nonrecourse to Holdings and its Subsidiaries other than Carson Holdings Limited and Carson Products (Proprietary) Limited.

         "State and Local Real Property Disclosure Requirements" means any state or local laws requiring notification of the buyer of real property, or notification, registration, or filing to or with any state or local agency, prior to, concurrent with or following the sale of any real property or transfer of control of an establishment, of the actual or threatened presence or release into the environment, or the use, disposal, or handling of Hazardous Materials on, at, under, or near the real property to be sold or the establishment for which control is to be transferred.

         "Subsidiary" of any Person means and includes (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Fine Products is a Subsidiary of Holdings.

         "Subsidiary Guarantee" means each guarantee substantially in the form of Exhibit K hereto, executed and delivered by a Subsidiary in accordance with the terms hereof, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof; provided that (subject to change if applicable law is modified from that in effect on the Closing Date), Carson Holdings Limited and its subsidiaries, Carson U.K., Ltd., Carson Products do Brasil and any other direct or indirect subsidiaries of Holdings that are Foreign Subsidiaries shall not be required to execute a Subsidiary Guarantee.

         "Survey" means a survey of any Mortgaged Real Property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state where such Mortgaged Real Property is located, (ii) certified by the surveyor (in a manner reasonably acceptable to the Designated Lender) to the Collateral Agent and the Title Company and (iii) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey.

         "Taking" has the meaning assigned to that term in each Mortgage.

         "Term Loan" and "Term Loans" have the meanings provided in Section 1.01(a).

         "Term Note"  and  "Term Notes" have  the meanings  provided in  Section
1.02.

         "Termination Event" means (i) a "reportable event" described in Section 4043 of ERISA or in the regulations thereunder (excluding events for which the requirement for notice of such reportable event has been waived by the PBGC) with respect to a Title IV Plan, or (ii) the withdrawal of any Credit Party or any of their respective ERISA Affiliates from a Title IV Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a Title IV Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings by the PBGC to terminate a Title IV Plan or to appoint a trustee to administer a Title IV Plan, or (v) any other event or condition which might constitute reasonable grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan, or (vi) the complete or partial withdrawal (within the meaning of Sections 4203 and 4205, respectively, of ERISA) of any Credit Party or any of their respective ERISA Affiliates from a Multiemployer Plan, or (vii) the insolvency or reorganization (within the meaning of Sections 4245 and 4241, respectively, of ERISA) or termination of any Multiemployer Plan, or (viii) the failure to make any payment or contribution to any Pension Plan or Multiemployer Plan or the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security.

         "Title Company" means Chicago Title Insurance Company or such other title insurance or abstract company as shall be selected by Holdings or the Borrower and reasonably acceptable to the Designated Lender.

         "Title IV Plan" means any Pension Plan described in Section 4021(a) of ERISA, and not excluded under Section 4021(b) of ERISA.

         "Total Voting Power" means the total combined voting power in the election of directors of all shares of capital stock then outstanding.

         "UCC" means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction in the United States.

         "Unsecured Term Loan Agreement" means the Unsecured Term Loan Agreement dated as of December 8, 1998 between the Borrower, Holdings, the lenders party thereto and the Administrative Agent, as administrative agent.

         "Unsecured Term Loans" means the "Term Loans" made pursuant to the Unsecured Term Loan Agreement.

         "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' or nominees' qualifying shares or shares of capital stock required to be owned by foreign nationals under applicable law and other than in the case of Fine Products, the FP Stock issued pursuant to the Health Care Costs Containment Transactions, is owned directly or indirectly by such Person.

         "Written" or "in writing" means any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

SECTION 10.       Miscellaneous.

         10.01.   Payment of Expenses, Etc.

         Holdings and the Borrower agree to: (i) pay all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Collateral Agent and the Lenders in connection with the negotiation, preparation, execution and delivery of any amendment, waiver or consent relating to the Credit Documents and the documents and instruments referred to therein and in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in each case, the reasonable fees and disbursements of (A) common counsel for the Lenders and the Administrative Agent and (B) counsel for the Collateral Agent, in each case with prior notice to Holdings and the Borrower of the engagement of any counsel); (ii) pay and hold the Lenders, the Collateral Agent and the Administrative Agent harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Lenders, the Collateral Agent and the Administrative Agent harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to any Lender, the Collateral Agent or the Administrative Agent) to pay such taxes; and (iii) defend and indemnify the Lenders, the Collateral Agent and the Administrative Agent, their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses (including, without limitation, any and all losses, liabilities, claims, damages or expenses arising under Environmental Laws) except with regard to any losses, costs, damages or expenses under Environmental Laws arising from or relating to acts or omissions occurring after the Collateral Agent takes possession of, uses, operates, manages, controls or sells the Mortgaged Property, provided that such exception shall apply only to the extent such losses, costs, damages or expenses arise solely from the gross negligence, bad faith or willful misconduct of any Lender, the Collateral Agent or the Administrative Agent or of the agents of any Lender or the Administrative Agent) incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Lender or the Administrative Agent is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of the Term Loans hereunder or the Refinancing or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and expenses of counsel, experts and consultants incurred by any Person to be indemnified in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence, bad faith or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, the Collateral Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Holdings and the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

         10.02.   Right of Setoff.

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender and the Administrative Agent is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender or the Administrative Agent to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Lender or the Administrative Agent under this Agreement or under any of the other Credit Documents, and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender or the Administrative Agent shall have made any demand hereunder.

         10.03.   Notices.

         Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to Holdings or the Borrower at 64 Ross Road, Savannah Industrial Park, Savannah, GA 31405, Attention: Chief Financial Officer, with a copy to Morningside Capital Group, L.L.C., 1 Morningside Drive, North, Suite 200, Westport, CT 06880, Attention: President, or if to another Credit Party, to its address specified in the other relevant Credit Documents, as the case may be; if to a Lender, at its address set forth in Schedule 1 hereto; if to the Administrative Agent, at the Administrative Agent's Office or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective two days after being deposited in the mails, when delivered to the telegraph company, cable company or overnight courier, as the case may be, or when sent by telex or telecopier.

         10.04.   Benefit of Agreement.

         This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, all future holders of the Term Notes evidencing the Term Loans, and their respective successors and assigns. No other person shall have any rights hereunder.

         10.05    Confidentiality.

         Each of the Lenders, the Administrative Agent and the Collateral Agent agrees to keep confidential (and to cause its officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to it (the "Information"). Notwithstanding the foregoing, a Lender or the Administrative Agent shall be permitted to disclose Information
(i) to such of its respective officers, directors, employees, agents and representatives as need to know such Information in connection with its participation in any of the transactions contemplated hereby or the administration or enforcement of this Agreement or the transfer or prospective transfer of rights hereunder; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Agreement or any other confidentiality agreement with respect thereto, (B) becomes available to such Lender, the Administrative Agent or the Collateral Agent on a non-confidential basis from a source other than the Administrative Agent, the Collateral Agent, any other Lender, Holdings, the Borrower, or any of their respective subsidiaries, officers, directors, employees, agents or representatives or (C) was available to the Lenders, the Administrative Agent or the Collateral Agent on a non-confidential basis prior to its disclosure to the Lenders, the Administrative Agent or the Collateral Agent by the Borrower, Holdings or any of their respective subsidiaries; (iv) to the extent the Borrower, Holdings or any of their respective subsidiaries shall have consented to such disclosure in writing; or (v) in connection with the sale of any Collateral pursuant to the provisions of any of the Security Documents; or (vi) to the Administrative Agent, the Collateral Agent, any Lender, any of their respective officers, directors, employees, agents and representatives, any other person bound by a similar confidentiality agreement and any prospective transferee so long as such prospective transferee shall enter into a written agreement with the prospective transferor or the Administrative Agent to preserve the confidentiality of any Information to the extent set forth in this
Section 10.05. Without limiting the foregoing provisions of this Section 10.05, each Lender, the Collateral Agent and the Administrative Agent agree not to use the Information in any fashion which would violate applicable law, including laws governing the purchase or sale of securities. The confidentiality agreement contained in this Section 10.05 shall, as of the Closing Date and with respect to all actions taken thereafter, supersede and replace all confidentiality agreements previously executed by any Lender.

         10.06    Assignments.

         (a) Assignments by the Credit Parties. No Credit Party may assign any of its rights or obligations hereunder or under the Term Notes without the prior consent of all of the Lenders and the Administrative Agent.

         (b) Assignments by the Lenders. Each Lender may assign its Term Loan or its Term Note at any time and without the consent of any Credit Party, any other Lender, the Administrative Agent or the Collateral Agent; provided that any such partial assignment (other than to another Lender) shall be in an amount at least equal to $1,000,000; provided, further, that each Lender may assign the full outstanding amount of its Term Loan at any time without the consent of any Credit Party, any other Lender, the Administrative Agent or the Collateral Agent.

         Upon execution and delivery by the assignee to the Borrower and the Administrative Agent of an Assignment and Assumption Agreement in the form of Exhibit L hereto pursuant to which such assignee agrees to become a "Lender" hereunder (if not already a Lender) having the Term Loans specified in such instrument, and upon consent thereto by the Borrower and the Administrative Agent to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Borrower and the Administrative Agent, the obligations, rights and benefits of a Lender hereunder holding the Term Loan assigned to it (in addition to the Term Loan, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it, relinquish its rights and be released from its obligations under this Agreement and the other Credit Documents.

         10.07.   No Waiver; Remedies Cumulative.

         No failure or delay on the part of any Lender, the Administrative Agent or the Collateral Agent in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and any Lender, the Administrative Agent or the Collateral Agent shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Lenders, the Administrative Agent or the Collateral Agent would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Lender, the Administrative Agent or the Collateral Agent to any other or further action in any circumstances without notice or demand.

         10.08.   Calculations; Computations.

         (a) The financial statements to be furnished to the Lenders and the Administrative Agent pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Holdings to the Administrative Agent).

         (b) All computations of interest and fees under Section 1.02(a) shall be made on a monthly bond equivalent basis using a 360-day year comprised of twelve 30-day months. Each Capitalized Interest Amount accreted under Section 1.03(b) shall be computed on a monthly bond equivalent basis, compounding monthly, using a 360-day year comprised of twelve 30-day months.

         10.09.   Governing Law; Submission to Jurisdiction; Venue.

         (a) This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York. Any legal action or proceeding with respect to this Agreement or any other Credit Document shall be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the respective party at its address for notices pursuant to Section 10.03, such service to become effective 15 days after such mailing. The Borrower and Holdings hereby irrevocably appoint CT Corporation System having an address at 1633 Broadway, New York, New York 10019 and such other Persons as may hereafter be selected by the Borrower or Holdings irrevocably agreeing in writing to serve as its agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any party in any other jurisdiction.

         (b) Each party hereby irrevocably waives to the fullest extent permitted under applicable law any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         10.10.   Counterparts.

         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Holdings, the Borrower and the Administrative Agent.

         10.11.   Effectiveness.

         This Agreement shall become effective on the date (the "Effective Date") on which Holdings, the Borrower, each Lender and the Administrative Agent shall have signed a copy hereof (whether the same or different copies) and delivered the same to the other parties.

         10.12.   Headings Descriptive.

         The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         10.13.   Amendment or Waiver.

         Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by Holdings, the Borrower and the Administrative Agent at the direction of the Required Lenders; provided that no amendment, waiver or consent shall, unless in writing and signed by all Lenders, (i) change the Maturity Date or reduce the principal of any Term Loan, (ii) reduce the interest rate applicable to any Term Loan or the amount of interest otherwise payable on any Term Loan (other than as a result of waiving the applicability of any post-default increases in interest rates),
(iii) except in any case as expressly provided in a Credit Document, either release any substantial portion of the Collateral, or release any of the Guarantees supporting the Term Loans, (iv) terminate a Security Document except in accordance with the express provisions thereof or of this Agreement, or (v) modify the definition of the term "Required Lenders" or amend this Section
10.13. Any waiver or consent by the Administrative Agent or the Lenders under this Agreement shall be effective only in the specific instance and for the specific purpose for which given, and except as otherwise provided in such waiver or consent, shall not extend to any subsequent or other noncompliance hereunder or thereunder.

         10.14.   Survival.

         All  indemnities set forth herein  including,  without  limitation,  in
Section 10.01 shall survive the execution and delivery of this Agreement and the making of the Term Loans and the repayment of the Obligations.

         10.15.   WAIVER OF JURY TRIAL.

         EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         10.16.   Independence of Covenants.

         All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         10.17.   Integration.

         This Agreement and any separate letter agreements with respect to fees, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

                            [signature pages follow]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                               CARSON PRODUCTS COMPANY



                                               By:  __________________________
                                                    Name:
                                                    Title:


                                               CARSON, INC.



                                               By:  __________________________
                                                    Name:
                                                    Title:


                                               QUANTUM PARTNERS LDC,
                                               as Administrative Agent


                                               By:  __________________________
                                                    Name:
                                                    Title:


                                               NORWEST BANK MINNESOTA, N.A.,
                                               as Collateral Agent



                                               By:  __________________________
                                                    Name:
                                                    Title:



                                              Lenders

                                              QUANTUM PARTNERS LDC


                                              By:  __________________________
                                                   Name:
                                                   Title:

                                              QUOTA FUND, N.V.



                                              By:  __________________________
                                                   Name:
                                                   Title:

                                                                      SCHEDULE 1
                             Lenders
                             -------
Name and Address                                               Commitment Amount
----------------                                               -----------------


QUANTUM PARTNERS LDC                                              $58,888,888.87
888 7th Avenue, 33rd Floor
New York, NY 10006

Tel.: (212) 262-6300
Fax: (212) 586-4537


QUOTA FUND, N.V.                                                  $16,111,111.13

888 7th Avenue, 33rd Floor
New York, NY 10006

Tel.: (212) 262-6300
Fax: (212) 586-4537

                                                                 ---------------
Total                                                             $75,000,000.00